Exhibit 10.2

$250,000,000

REVOLVING CREDIT LOAN AGREEMENT

by and between

HERSHA HOSPITALTY LIMITED PARTNERSHIP,
as Borrower

HERSHA HOSPITALITY TRUST
AND THE OTHER GUARANTORS NOW OR HEREAFTER A PARTY HERETO,
as Guarantors

EACH OF THE FINANCIAL INSTITUTIONS
NOW OR HEREAFTER A PARTY HERETO,
as Lenders

and

TD BANK, N.A.,
as Lender and Agent

and

TD SECURITIES (USA) LLC,
as Arranger

Dated:  November 5, 2010

TABLE OF CONTENTS

ARTICLE V REPRESENTATIONS AND WARRANTIES		49

5.1	Valid Organization, Standing and Qualification	49
5.2	Licenses	49
5.3	Ownership Interests	49
5.4	Subsidiaries	49
5.5	Financial Statements	49
5.6	No Material Adverse Change	50
5.7	Pending Litigation or Proceedings	50
5.8	Due Authorization; No Legal Restrictions	50
5.9	Enforceability	50
5.10	No Default Under Other Obligations Orders or Governmental Obligations	51
5.11	Governmental Consents	51
5.12	Taxes	51
5.13	Addresses	51
5.14	Investment Company	52
5.15	Current Compliance	52
5.16	Deferred Compensation Plans	52
5.17	Leases and Contracts	52
5.18	Contingent Liabilities	52
5.19	Encumbrances	52
5.20	Environmental Matters	52
5.21	Insurance	53
5.22	Anti-Terrorism Laws	53
5.23	Compliance with OFAC Rules and Regulations	54
5.24	Securities Act	54
5.25	Disclosure	54
5.26	Margin Stock	54
5.27	Bank Accounts	55
5.28	Solvency	55
5.29	Collateral Documents	55

ARTICLE VI GENERAL AFFIRMATIVE COVENANTS		56

6.1	Existence, Approvals, Qualifications, Business Operations; Compliance with Laws	56
6.2	Taxes; Claims for Labor and Materials	56
6.3	Maintenance of Properties	56
6.4	Insurance	57
6.5	Inspections; Examinations	57
6.6	Bank Accounts	57
6.7	Maintenance of Management	57
6.8	Notices	57
6.9	Appraisals	58
6.10	Environmental Site Assessment Reports	58
6.11	Further Assurances	58
6.12	Post-Closing Covenants	58

ARTICLE VII FINANCIAL COVENANTS		59

7.1	Fixed Charge Coverage Ratio	59
7.2	Total Funded Debt to Gross Asset Value	59
7.3	Tangible Net Worth	59
7.4	Distributions	59
7.5	Certain Indebtedness	60
7.6	Changes to Financial Covenants	60
7.7	Mandatory Repayment; Addition of Mortgaged Property to Collateral	60

ARTICLE VIII NEGATIVE COVENANTS		61

8.1	Limitation on Indebtedness	61
8.2	Guaranties	61
8.3	Disposition of Assets	62
8.4	Liens	62
8.5	Nature of Business	62
8.6	Consolidation, Merger, Sale or Purchase of Assets	62
8.7	Advances, Investments and Loans	63
8.8	Default Under Other Indebtedness	63
8.9	Deferred Compensation Plans	64
8.10	Transactions with Affiliates	64
8.11	Restriction on Transfer	64
8.12	Corporate Changes	64
8.13	Limitations on Restricted Actions	65
8.14	Restricted Payments	65
8.15	Negative Pledges	65
8.16	Name or Address Change	66
8.17	Material Adverse Contracts	66

ARTICLE IX ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS		66

9.1	Annual Statements	66
9.2	Quarterly Statements	67
9.3	Requested Information	67
9.4	Compliance Certificates	67
9.5	Other Operating Information	67
9.6	Annual Budget and Financial Projections	68
9.7	Earnings Report	68

ARTICLE X CONDITIONS OF CLOSING		68

10.1	Conditions Precedent	68
10.2	Representations and Warranties	72
10.3	No Default	72
10.4	Environmental Matters	72
10.5	Additional Documents	72
10.6	No Material Adverse Change	72

ARTICLE XI CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES		73

11.1	Representations and Warranties	73
11.2	No Default	73
11.3	Additional Conditions	73
11.4	Other Requirements	73

ARTICLE XII DEFAULT AND REMEDIES		74

12.1	Events of Default	74
12.2	Acceleration; Remedies	76

ARTICLE XIII THE AGENT		77

13.1	Appointment of Agent	77
13.2	Nature of Duties of Agent	78
13.3	Lack of Reliance on Agent	78
13.4	Certain Rights of the Agent	78
13.5	Reliance by Agent	79
13.6	Indemnification of Agent	79
13.7	The Agent in its Individual Capacity	79
13.8	Holders of Notes	79
13.9	Successor Agent	80
13.10	Collateral Matters	80
13.11	Actions with Respect to Defaults	82
13.12	Delivery of Information	82
13.13	Disbursements to Lenders	82

ARTICLE XIV COMMUNICATIONS AND NOTICES		84

14.1	Communications and Notices	84
14.2	Electronic Communications	85

ARTICLE XV WAIVERS		85

15.1	Waivers	85
15.2	Forbearance	86
15.3	Limitation on Liability	86

ARTICLE XVI SUBMISSION TO JURISDICTION		87

16.1	Submission to Jurisdiction	87

ARTICLE XVII MISCELLANEOUS		87

17.1	Brokers	87
17.2	No Joint Venture	88
17.3	Survival	88
17.4	No Assignment by Borrower	88
17.5	Assignment or Sale by Lenders	88
17.6	Binding Effect	90
17.7	Severability	90
17.8	No Third Party Beneficiaries	90
17.9	Modifications	90
17.10	Holidays	91
17.11	Law Governing	91
17.12	Integration	91
17.13	Exhibits and Schedules	91
17.14	Headings	91
17.15	Counterparts	91
17.16	Waiver of Right to Trial by Jury	91
17.17	Payment of Expenses and Taxes	92
17.18	Right of Set-Off	93
17.19	Patriot Act Notice	93
17.20	Confidentiality	93
17.21	No Fiduciary Duty	94

REVOLVING CREDIT LOAN AGREEMENT

THIS REVOLVING CREDIT LOAN AGREEMENT (this “Agreement”) is made effective the 5th day of November, 2010, by and between HERSHA HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership (“Borrower”), HERSHA HOSPITALITY TRUST, a Maryland real estate investment trust (the “Trust”), as Guarantor, each of the other Guarantors party hereto, each of the financial institutions identified as Lenders on Schedule A hereto (together with each of their successors and assigns, referred to individually as a “Lender” and collectively as “Lenders”), TD BANK, N.A. (“Bank”), as Lender and as administrative agent for the Lenders hereunder, acting in the manner and to the extent described herein (in such capacity, “Agent”) and TD SECURITIES (USA) LLC, as Arranger (“Arranger”).

BACKGROUND

A.           Borrower desires to obtain a revolving credit facility to provide funds for the purposes described herein.

B.           Lenders are willing to make loans and advances to Borrower upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1          Definitions.

Capitalized terms not otherwise defined herein will have the following meanings:

“Accounting Terms” as used in this Agreement, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement shall have the respective meanings given to them under GAAP as it applies to REIT accounting.

“Additional Collateral” has the meaning given to such term in Section 4.14 hereof.

“Additional Guarantor” has the meaning given to such term in Section 4.14 hereof

“Additional Lenders” has the meaning given to such term in Section 4.12(b) hereof

“Adjusted Funds From Operations” means net income or loss applicable to common shareholders (computed in accordance with GAAP as of the date of this Agreement), excluding non-cash interest from development loans and excluding gains or losses from the sale of property, plus depreciation and amortization expenses, plus depreciation and amortization from discontinued operations, and after adjustments for unconsolidated partnerships and joint ventures, income or loss allocated to non-controlling interests, plus non-cash amortization of deferred financing costs, amortization of loan discount or premium, non-cash stock compensation expense, straight-line amortization of ground lease expense, non-cash impairment of long-lived assets, non-cash write-offs of deferred financing costs in connection with refinancing activity, and acquisition and terminated transaction costs.

“Affiliate” as to any Person, means each other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question.

“Applicable Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Appraisal” means an appraisal performed by an MAI appraiser approved by Agent and in form and substance satisfactory to Agent. Agent reserves the right to make reasonable adjustments in the assumptions and other variables used in such appraisals in order to conform to the policies of Agent, which adjustments may result in a change (but not an increase) in the appraised value.

“Appraised Value” means the fair market value “as–is” of each property constituting or proposed to constitute Mortgaged Property, as shown by an Appraisal of such property.

“Arranger” shall have the meaning provided in the first paragraph of this Agreement.

“Assignments of Leases” means each Assignment of Leases, Rents and Profits of even date herewith from Grantors to Agent, relating to the Mortgaged Properties, as the same may be amended, modified, supplemented or restated from time to time.

“Bankruptcy Code” means the Bankruptcy Code codified in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Borrower Hotel Properties” means the hotel properties wholly-owned by the Borrower and/or its Affiliates including assets held for sale (excluding hotel properties owned by Borrower and/or its Affiliates in an unconsolidated joint venture).

“Borrowing Base” means 65% of the Appraised Value of the Mortgaged Properties.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Pennsylvania or New York are authorized by law to close; provided, however, that when used in connection with a borrowing or payment in respect of a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

“Capital Expenditure Reserve” means four percent (4%) of consolidated Total Hotel Operating Revenues, calculated for the previous twelve (12) month period, for periodic replacement and refurbishment of furniture, fixtures and equipment at the hotel properties.

“Capital Lease” means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets upon liquidation of, the issuing Person.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition (“Government Obligations”), (b) U.S. dollar denominated time deposits, certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six (6) months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any state of the United States of America or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there has been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment and (f) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody’s.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change in Control” means the occurrence of any of the following events:

(i)           any “person” or “group” (as such terms are used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Trust representing 20% (or, solely with respect to IRSA Inversiones y Representaciones Sociedad Anónima and its Affiliates, 25%) or more of the combined voting power of the Trust’s then outstanding securities entitled to vote generally in the election of directors;

(ii)           a majority of the members of the board of trustees or other equivalent governing body of the Trust (the “Board”) shall cease to be composed of individuals (x) who were members of the Board on the Closing Date or (y) whose election or nomination to the Board was approved by individuals referred to in the preceding clause (x) constituting at the time of such nomination or election at least a majority of the members of the Board or (z) whose election or nomination to the Board was approved by individuals referred to in the preceding clauses (x) or (y) constituting at the time of such election or nomination at least a majority of the members of the Board;

(iii)          the Trust shall cease to be the sole general partner of the Borrower or cease to own 100% of the general partnership interests of the Borrower or cease to own at least 66-2/3% of the Capital Stock of the Borrower;

(iv)         the Trust or the Borrower is merged, consolidated or reorganized into or with another Person, or securities of the Trust or the Borrower are exchanged for securities of another Corporation or other legal entity, and immediately after such merger, consolidation, reorganization or exchange less than a majority of the combined voting power of the then-outstanding securities of such Corporation or entity immediately after such transaction are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Trust or the Borrower, as applicable, immediately prior to such transaction;

(v)         the Trust or the Borrower, in any transaction or series of related transactions, sells all or substantially all of its assets to any other Corporation or other legal entity and less than a majority of the combined voting power of the then-outstanding securities of such Corporation or entity immediately after such sale or sales are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Trust or the Borrower, as applicable, immediately prior to such sale;

(vi)          the Trust, the Borrower and their respective Subsidiaries shall sell or transfer of (in a single transaction or series of related transactions) to a non-affiliate business operations or assets that generated at least two-thirds of the consolidated revenues (determined on the basis of the Trust’s four most recently completed fiscal quarters for which reports have been filed under the Exchange Act) of the Trust, the Borrower and their respective Subsidiaries immediately prior thereto;

(vii)         the Trust files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K (or any successor form or report or item therein) that a change in control of the Trust has occurred; or

(viii)        any other transaction or series of related transactions occur that have substantially the effect of the transactions specified in any of the preceding clauses in this sentence.

“Closing Date” means the date on which the conditions precedent set forth in Article X shall have been satisfied, which is the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, modified, succeeded or replaced from time to time.

“Collateral” means a collective reference to the collateral that is identified in, and at any time will be covered by, the Collateral Documents (including the Substitute Collateral and Additional Collateral), and any other property or assets, whether tangible or intangible and whether real or personal, now owned or hereafter acquired by any of the Credit Parties.

“Collateral Assignment of Hotel Management Agreement” means the Collateral Assignment of Hotel Management Agreement by each Lessee to Agent, for the benefit of the Lenders, pursuant to which such Lessee collaterally assigns to Agent its right, title and interest in and to the Management Agreement for such Mortgaged Property, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Documents” means the Mortgages, the Assignments of Leases, the Collateral Assignments of Hotel Management Agreement, the Guaranties, the Security Agreement and all other agreements, documents and instruments relating to, arising out of, or in any way connected with any of the foregoing documents or granting to the Agent, for the benefit of the Secured Parties, Liens or security interests to secure, inter alia, the Obligations whether now or hereafter executed and/or filed, each as may be amended from time to time in accordance with the terms hereof, executed and delivered in connection with the granting, attachment and perfection of the Administrative Agent’s security interests and Liens arising thereunder, including, without limitation, UCC financing statements.

“Committed Amount” means the aggregate revolving credit line extended by Lenders to Borrower for Loans and Letters of Credit pursuant to and in accordance with the terms of this Agreement, in an amount up to $250,000,000.

“Commitment” of any Lender shall mean the commitment of such Lender to make its portion of the Loan in a principal amount up to such Lender’s Commitment Percentage of the Committed Amount.

“Commitment Percentage” means, for any Lender, the percentage identified as its commitment percentage on Schedule A or in the Assignment and Assumption pursuant to which such Lender became a Lender hereunder, as such percentage may be modified.

“Corporation” means a corporation, partnership, limited liability company, trust, unincorporated organization, association or joint stock company.

“Credit Party” or “Credit Parties” means the Borrower and/or the Guarantors, individually or collectively, as appropriate.

“Debt Service” means the sum of principal payments during the previous 12-month period on long-term debt and capitalized lease obligations, plus interest expense on all obligations during the previous 12-month period, less principal payments made in connection with the maturity or refinancing of long-term debt obligations and non-cash interest expense resulting from the amortization of deferred financing costs, the amortization of premiums paid to hedge against increasing interest rates and the amortization of premium or discount recorded on acquired or originated indebtedness.

“Default Rate” has the meaning given to such term in Section 3.2 herein.

“Defaulting Lender” means, at any time, any Lender that (a) has failed to make a Loan required pursuant to the terms of this Agreement within one (1) Business Day of the date that such Lender is required to make such Loan, (b) otherwise has failed to pay to the Agent or any Lender any amount (other than a de minimis amount) owed by such Lender pursuant to the terms of this Agreement within one (1) Business Day of the date that such Lender is required to make such payment, or (c) has been adjudicated as or determined by a Governmental Authority having regulatory authority over such Lender to be insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official; provided, however, that a Lender shall not qualify as a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender, or of the exercise of control over such Lender, by a Governmental Authority or instrumentality thereof.

“Deferred Compensation Plan” means any plan described in Section 3(3) of ERISA or any other plan or arrangement under which Borrower or any ERISA Affiliate may become obligated to pay deferred, bonus, incentive, or other compensation or health, life, medical, dental, or other welfare benefits, excluding only any fully insured major medical, hospital, or dental program for which Borrower or such ERISA Affiliate has no obligation other than the payment of premiums.

“Deposit Accounts” has the meaning given to such term in Section 5.27 herein.

“Disclosing Party” has the meaning given to such term in Section 17.20 hereof

“EBITDA” means Borrower’s consolidated net income or loss applicable to common shareholders (computed in accordance with GAAP as of the date of this Agreement) less income or loss from unconsolidated joint venture investments, interest income, non-cash interest income included in interest income from development loans and gain or loss on the disposition of hotel properties; plus income or loss allocated to non-controlling interests, interest and capital lease expense, preferred distributions, depreciation and amortization, interest and capital lease expense from discontinued operations, depreciation and amortization from discontinued operations, non-cash stock compensation expense, straight-line amortization of ground lease expense, non-cash impairment of long-lived assets, non-cash write-offs of deferred financing costs in connection with refinancing activity and acquisition and terminated transaction costs.

“Environmental Affiliate” means Borrower and any other Person for whom Borrower at any time has any liability (contingent or otherwise) with respect to any claims arising out of the failure of Borrower or such Person to comply with all applicable Environmental Requirements.

“Environmental Cleanup Site” means any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Requirements.

“Environmental Requirements” means any and all applicable federal, state or local laws, statutes, ordinances, regulations or standards, administrative or court orders or decrees, common law doctrines or private agreements, relating to (i) pollution or protection of the environment and natural resources, (ii) exposure of employees or other persons to Special Materials, (iii) protection of the public health and welfare from the effects of Special Materials and their products, by-products, wastes, emissions, discharges or releases, and (iv) regulation, licensing, approval or authorization of the manufacture, generation, use, formulation, packaging, labeling, transporting, distributing, handling, storing or disposing of any Special Materials.

“Equity” means Borrower's consolidated equity, as shown on its financial statements submitted to Agent in accordance with Article IX herein.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations issued in connection therewith.

“ERISA Affiliate” means each trade or business (whether or not incorporated) that, together with Borrower, would be treated as a single employer under Section 4001(b)(1) of ERISA or Section 414(b) or 414(c) of the Internal Revenue Code.

“Eurodollar Reserve Percentage” means for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) that is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means each of the events specified in Section 12.1 herein.

“Excluded Taxes” means, with respect to the Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.7(e), except to the extent that such Foreign Lender was entitled, at the time of designation of a new lending office, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.7(e).

“Existing Loan Agreement” means the Revolving Credit Loan and Security Agreement between Borrower, Guarantors, Agent and Lenders, dated October 14, 2008, as amended by the Amendment to Revolving Credit Loan and Security Agreement dated as of December 11, 2009.

“Expiration Date” means the third (3rd) anniversary of the Closing Date and, if the Line is renewed as provided in Section 4.12 herein, the one-year anniversary thereof.

“Extension of Credit” means, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

“FBR Interest Rate Option” has the meaning given to such term in Section 3.1.1 herein.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

“Fee Letter” means the agreement of even date herewith between the Borrower and Agent and Arranger setting forth the amounts of certain fees payable by Borrower hereunder.

“Fiscal Quarter” means each three (3) month period ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.

“Fiscal Year” means each twelve (12) month period commencing on January 1 of each year and ending on the following December 31.

“Fixed Charge Coverage Ratio” means the ratio of Free Cash Flow to Debt Service.

“Franchise Agreement” means, with respect to each Mortgaged Property, each of the Franchise Agreements listed on Schedule 1.1 (e) hereto, each Franchise Agreement delivered in connection with any Additional Collateral or Substitute Collateral, or any Replacement Franchise Agreement, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Free Cash Flow” means EBITDA less Preferred Distributions and less Capital Expenditure Reserves.

“GAAP” means generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied and maintained.

“Government Acts” has the meaning set forth in Section 2.2.8.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grantors” means each fee owner of any Mortgaged Property, as grantor under each Mortgage in respect of such Mortgaged Property.

“Gross Asset Value” means: (i) Operating Real Estate Value, plus (ii) cash and cash equivalents (excluding any restricted cash), plus (iii) accounts receivable less than ninety (90) days and notes receivable and due from related parties, plus (iv) fifty percent (50%) of the development loan balance, plus (v) escrow deposits.

“Guarantor” or “Guarantors” means the Trust, each of the Grantors, 44 New England Management Company, a Virginia corporation, each of the Lessees and each other Subsidiary or Affiliate of Borrower that is or hereafter becomes a guarantor of Borrower’s obligations hereunder pursuant to the Guaranty, including any Additional Guarantors and Replacement Guarantors.

“Guaranty” means each Continuing Guaranty of Payment and Performance by Guarantors in favor of Agent, for the benefit of the Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof.  The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made, unless otherwise required under applicable law.

“Hazardous Material” means any substance or material meeting any one or more of the following criteria:  (i) it is or contains a substance designated as a hazardous waste, hazardous substance, pollutant, contaminant or toxic substance under any Environmental Requirement; (ii) it is toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) its presence requires investigation or remediation under an Environmental Requirement or common law; (iv) it constitutes a danger, nuisance, trespass or health or safety hazard to persons or property; and/or (v) it is or contains, without limiting the foregoing, petroleum hydrocarbons.

“Hedging Agreements” shall mean any Interest Rate Protection Agreement or other interest rate protection agreement, foreign currency exchange agreement, commodity purchase or option agreement or other interest or exchange rate or commodity price hedging agreements.

 “Hedging Agreement Provider” means any Person that enters into a Hedging Agreement with a Credit Party or any of its Subsidiaries that is permitted by Section 8.1(e) to the extent such Person is a Lender, an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Hedging Agreement but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under this Agreement.

“Improvements” means all buildings, structures, fixtures and personal property now or hereafter located on or affixed to the Land, together with all additions and accessions thereto and replacements and proceeds thereof.

“Indebtedness,” as applied to a Person, means:

(a)           all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

(b)           to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

(c)           to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Information” has the meaning given to such term in Section 17.20 hereof.

“Interest Payment Date” means (a) as to any Prime Rate Loan, the last Business Day of each calendar month and on the Expiration Date, (b) as to any LIBOR Rate Loan, the last day of such Interest Period, and (c) as to any Loan which is the subject of a voluntary prepayment or mandatory prepayment, the date on which such voluntary prepayment is made or mandatory prepayment is due.

“Interest Period” means, with respect to any LIBOR Rate Loan, a period of 30 days, 60 days or 90 days, subject to availability, as selected by the Borrower in the Line Request given with respect thereto; provided however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (ii) no Interest Period shall extend beyond the Expiration Date, (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar  month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period, (iv) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected a Prime Rate Loan to replace the affected LIBOR Rate Loan and (v) no more than six (6) LIBOR Rate Loans may be in effect at any time.  For purposes of clause (v) hereof, LIBOR Rate Loans of different Interest Periods or Tranches shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions in the same Tranche may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

“Interest Rate Option” means the option of Borrower to select a Prime Rate Loan or LIBOR Rate Loan as the interest rate applicable to principal advances under the Line.

“Interest Rate Protection Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity purchase or option agreement or other interest or exchange rate or commodity price hedging agreements between Borrower and any Lender, or any affiliate of Agent.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.

“Issuing Bank” or “Issuing Lender” shall mean Agent or any other Lender that is acceptable to Agent which consents to issue and issues a Letter of Credit for the account of Borrower.

“Issuing Bank Fees” has the meaning given to such term in Section 4.6 hereof

“Land” means the real property described in Exhibit A to each of the Mortgages.

“Lender’s Commitment Percentage” has the meaning given to such term in Section 2.1(c) hereof

“Lender’s Fees” shall mean the non-refundable fees payable to each of the Lenders as set forth herein and in the Fee Letter between Agent and Borrower.

“Lender’s Renewal Notice Date” has the meaning given to such term in Section 4.12(b) hereof

“Lessee” means, with respect to each Mortgaged Property, the lessee under the Operating Lease for such Mortgaged Property.

“Letter of Credit Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

“Letter of Credit Fees” shall mean the letter of credit fees referred to in Section 4.6 herein.

“Letter of Credit Obligations” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under Letters of Credit for which the Issuing Bank has not at such time been reimbursed.

“Letter of Credit Sublimit” shall mean Twenty-Five Million Dollars ($25,000,000).

“Letters of Credit” shall mean all letters of credit (whether documentary or stand-by) issued by Lenders for the account of Borrower pursuant to this Agreement, and all amendments, renewals, extensions or replacements thereof.  The Letters of Credit outstanding as of the date hereof are listed in Schedule 1.1(c) hereto.

“LIBOR” means, with respect to any LIBOR Rate Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”) as published by Bloomberg (or such other commercially available source providing quotations of BBA LIBOR as designated by Agent from time to time) at approximately 11:00 A.M. (London time) 2 Banking Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided however, if more than BBA LIBOR Rate is specified, the applicable rate shall be the arithmetic mean of all such rates.  If, for any reason, such rate is not available, the term LIBOR (London Interbank Offered Rate) shall mean, with respect to any LIBOR Rate Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent to be the average rates per annum at which deposits in dollars are offered for such Interest Period to major banks in the London Interbank market in London, England at approximately 11:00 A.M. (London time) 2 Banking Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

“LIBOR Interest Rate Option” has the meaning given to such term in Section 3.1 herein.

“LIBOR Lending Office” means, as to any Lender, such office of such Lender as such Lender may from time to time specify to the Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

“LIBOR Rate” means the greater of (i) seventy-five (75) basis points (0.75%) per annum or (ii) a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00 - Eurodollar Reserve Percentage

“LIBOR Rate Loan” means a Loan the rate of interest applicable to which is based on the LIBOR Rate as described in Section 3.1.2 herein.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Line” has the meaning given to such term in Section 2.1 herein.

“Line Note” has the meaning given to such term in Section 2.1 herein.

“Line Request” has the meaning given to such term in Section 2.5 herein.

“Loan Documents” means this Agreement, the Line Notes, the Mortgages, the Assignments of Leases, the Collateral Assignments of Hotel Management Agreements, the Security Agreement, the Guaranties and all other documents executed or delivered by the Credit Parties and their respective Subsidiaries and Affiliates pursuant to this Agreement, as they may be amended from time to time.

“Loans” means the unpaid balance of advances under the Line, which may be Prime Rate Loans or LIBOR Rate Loans.

“Management Agreement” means, with respect to each Mortgaged Property, the management agreement entered into between the Lessee of such Mortgaged Property and the Manager, pursuant to which Manager is to provide management and other services with respect to such Mortgaged Property, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Manager” means, with respect to a Mortgaged Property, each manager under the Management Agreement in effect as of the Closing Date with respect to such Mortgaged Property and, with respect to any Mortgaged Property that is Additional Collateral or Substitute Collateral, a Qualified Manager.

“Material Adverse Effect” and “Material Adverse Change” means a material adverse effect on (a) the businesses, properties, operations or financial conditions of the Credit Parties taken as a whole, (b) the ability of the Credit Parties taken as a whole to perform their obligations, when such obligations are required to be performed, under this Agreement, any of the Notes or any other Loan Document or (c) the validity or enforceability of this Agreement, any of the Notes, any of the other Loan Documents, any Hedging Agreement or the rights or remedies of the Agent or the Lenders hereunder or thereunder, in any material respect.

“Minimum Fixed Charge Coverage Ratio” means a Fixed Charge Coverage Ratio of (i) 1.25:1.00, maintained through the Fiscal Quarter ended September 30, 2011; (ii) 1.35:1.00, commencing with the Fiscal Quarter ended December 31, 2011 and maintained through the Fiscal Quarter ended September 30, 2012; and (iii) 1.45:1.00, commencing with the Fiscal Quarter ended December 31, 2012 and maintained at all times thereafter.  The Minimum Fixed Charge Coverage Ratio shall be measured on a trailing four-quarter basis.

“Mortgage” or “Mortgages” means, individually or collectively, as applicable, each Mortgage and Security Agreement or Deed of Trust from the fee owner, as grantor, to Agent, and relating to any of the Mortgaged Properties, as the same may be amended, modified, supplemented or restated from time to time.

“Mortgaged Property” or “Mortgaged Properties” means, individually or collectively, as applicable, any of  the hotel properties subject to a first priority mortgage lien in favor of Agent for the benefit of the Lenders and such additions, replacements or substitutions thereto and therefore as may approved by Lenders pursuant to Section 13.10 hereof.  Schedule 1.1(a) hereto lists the Mortgaged Properties as of the Closing Date.  Schedule 1.1(b) hereto lists the Credit Parties associated with each Mortgaged Property as of the Closing Date.

“Multiemployer Plan” means a plan described in Section 3(37) or 4001(a)(3) of ERISA or Section 414 of the Internal Revenue Code of 1986, as amended from time to time, which cover employees of Borrower or any ERISA Affiliate.

“Net Operating Income” means Borrower’s consolidated gross revenues less expenses (excluding depreciation, interest and amortization).

“Net Proceeds” has the meaning given to such term in Section 4.14(a) hereof.

“Net Unencumbered Asset Value of Borrower Properties” means an amount equal to the aggregate purchase price paid for, and costs (if any) capitalized subsequent to the acquisition of, land, buildings, related improvements, furniture, fixtures and equipment constituting Borrower Hotel Properties, less the aggregate purchase price paid for, and costs (if any) capitalized subsequent to the acquisition of land, buildings, related improvements, furniture, fixtures and equipment constituting the Mortgaged Properties, less the outstanding principal balance of any Indebtedness secured by a mortgage, deed of trust or other security instrument encumbering Borrower Hotel Properties including liabilities related to assets held for sale other than the Mortgaged Properties, in each case before making any deductions on account of accumulated depreciation, as shown on Borrower’s financial statements provided pursuant to Article IX of this Agreement.  A representative calculation of Net Unencumbered Asset Value of Borrower Properties in accordance with the foregoing definition is attached hereto as Schedule B.

“Non-Renewing Lender” has the meaning given to such term in Section 4.12(b) hereof.

 “Note” or “Notes” means the promissory note or notes of the Borrower in favor of each of the Lenders evidencing the Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Obligations” means, without duplication, (a) all of the obligations, indebtedness and liabilities of the Credit Parties to the Lenders and the Agent, whenever arising, under this Agreement, the Notes or any of the other Loan Documents including principal, interest, fees, Letter of Credit Obligations, reimbursements and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code), and (b) all Swap Obligations owing to one or more Lenders or their respective Affiliates, provided that at or prior to the time that any transaction relating to such Swap Obligations is executed, the Lender or Affiliate party thereto (other than Agent) shall have delivered written notice to the Agent that such a transaction has been entered into and that it constitutes an Obligation entitled to the benefits of the Loan Documents.

“Obligor” means each maker, mortgagor, guarantor, or other obligor under or with respect to any Collateral Document.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Operating Lease” means, with respect to each Mortgaged Property, the lease agreement entered into between the Credit Party which owns such Mortgaged Property and the applicable Lessee, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Operating Real Estate Value” shall mean (i) gross book value of wholly owned hotel assets, plus (ii) gross book value of hotel assets held for sale, plus (iii) investment in unconsolidated joint ventures.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (other than Excluded Taxes) arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Patriot Act” means the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001, as amended.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Investments” means:

(a)          cash and Cash Equivalents;

(b)          receivables owing to any Credit Party or any of their Subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(c)          Investments in and loans to any Credit Parties, subject to the restrictions set forth in Section 8.1(d);

(d)          Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(e)          Hedging Agreements to the extent permitted pursuant to Section 8.1(e);

(f)           Investments by the Credit Parties directly or indirectly through Subsidiaries in (i) Mortgaged Properties, and (ii) other real properties that are fully-developed, open and operating income-producing hotels, with all material approvals from each Governmental Authority required in connection with the lawful operation of such hotels, and which real properties shall, upon the making of such Investments, be wholly owned by such Credit Party or Subsidiary;

(g)          Investments existing as of the Closing Date and listed on Schedule [8.7] hereto; and

(h)   Guarantees permitted by Section 8.1.

“Permitted Liens” means:

(a)          Liens created by or otherwise existing, under or in connection with this Agreement or the other Loan Documents in favor of the Lenders;

(b)          Liens in favor of a Hedging Agreement Provider in connection with any Hedging Agreement, but only (i) to the extent such Liens secure obligations under Hedging Agreements with any Lender, or any Affiliate of a Lender, (ii) to the extent such Liens are on the same collateral as to which the Agent on behalf of the Lenders also has a Lien and (iii) if such Hedging Agreement Provider and the Agent, on behalf of the Lenders shall share pari passu in the collateral subject to such Liens;

(c)          Liens securing purchase money indebtedness or permanent mortgage indebtedness on hotels other than Mortgaged Properties to the extent permitted under Section 8.1;

(d)          Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed sixty (60) days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Credit Parties or their Subsidiaries, as the case may be, in conformity with GAAP;

(e)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings; provided that a reserve or other appropriate provision has been made therefor and the aggregate amount of such Liens is less than $175,000;

(f)           mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business under any construction contract which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings; provided that a reserve or other appropriate provision has been made therefor;

(g)          pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in an aggregate amount not to exceed $175,000;

(h)          deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(i)           any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all  or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

(j)           easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such lien is attached;

(k)          Liens on equipment arising from precautionary UCC financing statements relating to the lease of such equipment to the extent permitted by this Agreement;

(l)           Liens existing on the Closing Date and set forth on Schedule 8.4; provided that (i) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and (ii) the Indebtedness secured by such Liens shall remain permitted pursuant to Section 8.1; and

(m)         any attachment or judgment Lien not constituting an Event of Default.

“Person” means an individual, a Corporation or a government or any agency or subdivision thereof, or any other entity.

“Plan” means any plan established, maintained, or to which contributions have been made, by the Borrower or by an ERISA Affiliate.

“Potential Default” means the occurrence of any event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Preferred Distributions” means quarterly distributions to the existing and future holders of preferred Capital Stock.

“Prime Rate” means, for any day, a fluctuating rate per annum equal to the higher of (a)   the variable rate of interest published from time to time in the Wall Street Journal as the Prime Rate, (b) the Federal Funds Rate plus ½ of 1% and (c) the LIBOR Rate for an Interest Period of one month commencing on such day plus 1% per annum.  Any change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

“Prime Rate Loan” means a Loan the rate of interest applicable to which is based on the Prime Rate, as described in Section 3.1.1 herein.

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

“Qualified Franchisor” means, with respect to a Mortgaged Property, each franchisor under a Franchise Agreement in effect as of the Closing Date, and any reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope and value as such Mortgaged Property, as approved by Agent.

“Qualified Manager” means, with respect to a Mortgaged Property, each manager under a Management Agreement in effect as of the Closing Date, and any reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as such Mortgaged Property, as approved by Agent.

“Real Property” means, with respect to any Person, all of the right, title, and interest of such Person in and to land, improvements and fixtures, including ground leases.

“Recovery Event” means theft, loss, physical destruction or damage, taking or similar event with respect to any property or assets owned by any of the Credit Parties or any of their Subsidiaries which results in the receipt by any of the Credit Parties or any of their Subsidiaries of any cash insurance proceeds or condemnation award payable by reason thereof.

“Register” has the meaning given to such term in Section 17.5(d) hereof

“Related Fund” has the meaning given to such term in Section 17.5(c) hereof.

“Renewing Lender” has the meaning given to such term in Section 4.12(b) hereof.

“Replacement Franchise Agreement” means (a) either (i) a franchise, trademark and license agreement with Qualified Franchisor substantially in the same form and substance as the Franchise Agreement being replaced or (ii) a franchise, trademark and license agreement with a Qualified Franchisor, which agreement is reasonably acceptable to the Agent in form and substance.

“Replacement Guarantor” means any Person, reasonably acceptable to Agent, who becomes a Guarantor hereunder pursuant to Section 4.14 hereof or otherwise.

“Reportable Event” means any of the events set forth in Section 4043 of ERISA.

“Required Lenders” means at any time, Lenders (other than Defaulting Lenders) holding in the aggregate more than fifty percent (50%) of (i) the Commitment (and participation interests therein) or (ii) if the Commitment has been terminated, the outstanding Loans and participation interests (including the participation interests of the Issuing Bank in any Letters of Credit).

“Requirements of Law” means, as to any Person, the organizational or governing documents of such Person, and any treaty, federal, state, county, municipal and other governmental statutes, laws, orders, rules, regulations, ordinances, judgments, decrees and injunctions of any Governmental Authority or determination of an arbitrator or a court, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, or the construction, use, alteration or operation of any Real Property, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and, with respect to any Real Property, all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to the Credit Parties, at any time in force affecting such Real Property or any part thereof.

“Restricted Payment” means, as to any Person  (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of such Person, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such Person, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of such Person, now or hereafter outstanding, (d) any payment with respect to any earnout obligation, (e) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Liabilities; (f) any payment of any management or consulting fee to any Person; or (g) any payment of any bonus or other form of compensation (other than salary)  to any Person who is directly or indirectly a significant partner, shareholder, owner, managing member or Affiliate of such Person.

“RevPAR” means revenue per available room.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement /ofac/sanctions/index.html, or as otherwise published from time to time.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Secured Parties” means collectively, (i) the Agent, (ii) the Lenders (including the Agent), (iii) the Issuing Lender, (iv) any Hedging Agreement Provider which is a counterparty to any Hedging Agreement, provided that with respect to clause (iv) the Lender or Affiliate of a Lender party thereto (other than Agent or its Affiliates) shall have delivered (or shall promptly deliver) written notice to the Agent that such a transaction has been entered into and that it constitutes an Obligation entitled to the benefits of the Collateral Documents.

“Security Agreement” means the Security Agreement of even date herewith between Borrower and Agent, as the same may be amended, modified, supplemented or restated from time to time.

“Solvent” has the meaning given to such term in Section 5.28 hereof

“Special Materials” means any and all materials which, under Environmental Requirements, require special handling in use, generation, collection, storage, treatment or disposal, or payment of costs associated with responding to the lawful directives of any court or agency of competent jurisdiction. Special Materials shall include, without limitation: (i) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Requirements (including but not limited to any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state or local law), (ii) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (iii) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon, urea formaldehyde and lead-containing materials.

“Subordinated Liabilities” means liabilities contractually subordinated to the Borrower’s obligation to Lenders in a manner acceptable to Agent in its sole discretion.

“Subsidiary” means a Corporation (a) which is organized under the laws of the United States or any state thereof, or any other country or jurisdiction, (b) which conducts substantially all of its business and has substantially all of its assets within the United States, and (c) of which more than fifty percent (50%) of its outstanding voting stock of every class (or other voting equity interest) is owned by Borrower or one or more of its Subsidiaries.

“Substitute Collateral” means any real property, together with the improvements thereon, owned by an Affiliate or Subsidiary of Borrower or the Trust, in respect of which Agent shall have received an Appraisal and such other reports, documents and instruments as may be required by Agent pursuant to Section 4.14 hereof.  Upon the delivery of Substitute Collateral to Agent and the acceptance thereof by Agent and Lenders, the Mortgage and the Assignment of Leases delivered to Agent with respect to such Substitute Collateral shall constitute Collateral Documents and the Land and Improvements to which they relate shall constitute Mortgaged Property.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under a Hedging Agreement.

“Swingline Bank” has the meaning given to such term in Section 2.5(a)(i) hereof.

“Swingline Loan” has the meaning given to such term in Section 2.5(a)(i) hereof.

“Swingline Sublimit” has the meaning given to such term in Section 2.5(a)(i) hereof.

“Tangible Net Worth” means the value of the Borrower’s total assets (including leaseholds and leasehold improvements and reserves against assets, but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, employees, shareholders or managers of the Borrower) less total liabilities, including, but not limited to accrued and deferred income taxes, but excluding the non-current portion of Subordinated Liabilities.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Title Commitment” has the meaning given to such term in Section 10.1(b)(i) hereof.

“Total Funded Debt” means, with respect to the Trust, the Borrower and their consolidated Subsidiaries, all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long-term debt, less the non-current portion of Subordinated Liabilities.

“Total Hotel Operating Revenues” means all revenues from the Borrower’s consolidated hotels, including those assets held for sale, including room revenues, food and beverage revenues and all other consolidated hotel revenues.

“Tranche” means the collective reference to LIBOR Rate Loans with Interest Periods which begin and end on the same day.

“TRS” means a “taxable REIT subsidiary” of the Trust within the meaning of Section 856(l) of the Code.

“UCC” means the Uniform Commercial Code, as presently and hereafter enacted in the Commonwealth of Pennsylvania.  Any term used in this Agreement which is defined in the UCC and not otherwise defined in this Agreement or in any other Loan Document has the meaning given to the term in the UCC.

“UCP” has the meaning given to such term in Section 2.2.7 hereof.

“Variable Rate Debt” means any Indebtedness bearing interest at a variable rate.

Section 1.2           Other Definitional Provisions.

(a)           Unless otherwise specified therein, all terms defined in this Agreement have the defined meanings when used in the Notes or other Loan Documents or any certificate or other document made or delivered pursuant hereto.

(b)           The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II
THE LINE: USE OF PROCEEDS

Section 2.1            Line of Credit.

(a)           Lenders will establish for Borrower for and during the period from the Closing Date until the Expiration Date, subject to the terms and conditions hereof, a revolving line of credit (the “Line”) pursuant to which Lenders will from time to time make Loans to Borrower in an aggregate outstanding principal amount not to exceed at any time the Committed Amount.  Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make Loans to Borrower from time to time on or after the Closing Date and before the Expiration Date in an amount equal to such Lender’s Commitment Percentage of the advance under the Line requested by Borrower and in an aggregate principal amount up to its Commitment Percentage of the Committed Amount; provided, however, that (i) with regard to each Lender individually, the aggregate principal amount of such Lender’s Commitment Percentage of Loans plus Letter of Credit Obligations shall not exceed such Lender’s Commitment Percentage of the Committed Amount and (ii) with regard to the Lenders collectively, the aggregate principal amount of Loans plus Letter of Credit Obligations shall not exceed the lesser of (x) the Committed Amount and (y) the Borrowing Base.  Neither Agent nor any other Lender shall be obligated to advance the share of any other Lender.  Agent shall not be required to make the full amount of any requested advance unless and until it receives funds representing each other Lender’s Commitment Percentage of such requested advance, but Agent shall advance to Borrower that portion of the requested advance equal to the Commitment Percentages of such requested advance which it has received from Lenders.  Within the limits of the Line, Borrower may borrow, repay and re-borrow under the Line. The Line shall be subject to all terms and conditions set forth in all of the Loan Documents, which terms and conditions are incorporated herein.

(b)           The obligations to repay the Loans and to pay interest thereon shall be evidenced by a promissory note of Borrower to Agent in substantially the form of Exhibit A attached hereto (“Line Note”).  In the event a Lender requests a separate promissory note of Borrower representing such Lender’s Commitment, Borrower hereby agrees to execute and deliver to such Lender a separate Line Note substantially in the form of Exhibit A attached hereto, payable to the order of such Lender in a principal amount equal to such Lender’s Commitment and representing the obligations of Borrower to pay such Lender the amount of such Lender’s Commitment or, if less, the aggregate unpaid principal amount of all Loans made by such Lender hereunder, plus interest accrued thereon, as set forth herein.  All payments under the Line Notes shall be remitted by Borrower to Agent.  In the event any Lender receives a Loan payment directly from Borrower, such Lender shall immediately remit the entire amount of such payment to Agent, to be disbursed by Agent in accordance with Section 13.13 hereof. Borrower irrevocably authorizes each Lender to make or cause to be made appropriate notations on its Line Note, or on a record pertaining thereto, reflecting Loans and repayments thereof.  The outstanding amount of the Loans set forth on such Lender’s Line Note or record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to make such notation or record, or any error in such notation or record shall not limit or otherwise affect the obligations of Borrower hereunder or under any Line Note to make payments of principal of or interest on any Line Note when due.  Any references herein to a “Note” or “Notes” shall be deemed to mean and refer to each Line Note individually and all Line Notes collectively.

(c)           For all Loans other than Swingline Loans, each Lender shall make its Commitment Percentage of each advance available to Agent, for the account of the Borrower, in funds immediately available to Agent at Agent’s designated office by 1:00 p.m. on the date specified in the applicable Line Request.  For Swingline Loans, each Lender shall make its Commitment Percentage of each advance available to Agent, for the account of the Borrower, in funds immediately available to Agent at Agent’s designated office on the Business Day next succeeding the date specified in the applicable Line Request.  Unless Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower such corresponding amount.  If Agent does not receive such Lender’s Commitment Percentage of an advance, Agent shall then be entitled to recover each Lender’s Commitment Percentage of each such advance together with interest at a per annum rate equal to the Federal Funds Rate during the period commencing on the date such advance is made and ending on (but excluding) the date Agent recovers such amount, provided that, notwithstanding the foregoing, the aggregate principal amount of each Lender’s Commitment Percentage of Loans plus Letter of Credit Obligations shall not exceed such Lender’s Commitment Percentage of the Committed Amount; provided, however, that for advances made by Agent on behalf of Lenders for Swingline Loans, Agent shall be entitled to recover interest on such advance only from each Lender that fails to make its Commitment Percentage of such advance timely available to Agent.  Each Lender is absolutely and unconditionally obligated, without deduction or setoff of any kind, to forward to Agent its Commitment Percentage of each advance made pursuant to the terms of this Agreement.  To the extent Agent is not reimbursed by such Lender, Borrower shall repay Agent immediately upon demand such amount.  Agent also shall be entitled to recover any and all actual losses and damages (including, without limitation, reasonable attorneys’ fees) from any Lender failing to so advance upon demand of Agent.  Agent may set off the obligations of a Lender under this paragraph against any distributions of payments of the Obligations, which Agent would otherwise make available to such Lender, at any time.

(d)All Loans shall be repaid in full on the Expiration Date.

Section 2.2            Letters of Credit.

2.2.1  Issuance of Letters of Credit.  Subject to the terms and conditions hereof and of the Letter of Credit Documents, if any, and any other terms and conditions which the Issuing Bank may reasonably require, the Issuing Bank, in reliance upon the agreement of the Lenders to participate on the terms and conditions set forth in Section 2.2.3, agrees to issue Letters of Credit for the account of the Borrower on any Business Day from the Closing Date until the Expiration Date as Borrower may request, in a form acceptable to the Issuing Bank; provided, however, that (a) the Letter of Credit Obligations outstanding shall not at any time exceed the Letter of Credit Sublimit and (b) the sum of the aggregate principal amount of outstanding Loans and Letter of Credit Obligations outstanding shall not at any time exceed the lesser of (i) the Committed Amount or (ii) the Borrowing Base.  No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Expiration Date.  Each Letter of Credit shall comply with the related Letter of Credit Documents.  The issuance and expiry date of each Letter of Credit shall comply with the related Letter of Credit Documents.  The issuance and expiry date of each Letter of Credit shall be a Business Day.

2.2.2           Notice and Reports.  The request for the issuance of a Letter of Credit shall be submitted by Borrower to the Issuing Bank at least five (5) Business Days prior to the requested date of issuance.  The Issuing Bank will, upon request, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date as well as any payment or expirations which may have occurred.

2.2.3           Participation.   Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Bank in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Commitment Percentage of such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Bank therefor and discharge when due, its Commitment Percentage of the obligations arising under such Letter of Credit.  Without limiting the scope and nature of each Lender’s participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Bank its Commitment Percentage of such unreimbursed drawing pursuant to the provisions of Section 2.2.4(c).  The obligation of each Lender to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event.  Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Bank under any Letter of Credit, together with interest as hereinafter provided.

2.2.4           Reimbursement.

(a)           In the event of any drawing under any Letter of Credit, the Issuing Bank will promptly notify Borrower.  Unless Borrower shall immediately notify the Issuing Bank that Borrower intends to otherwise reimburse the Issuing Bank for such drawing, Borrower shall be deemed to have requested that the Lenders make a Loan in the amount of the drawing as provided in Section 2.2.5 on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations.

(b)           Borrower promises to reimburse the Issuing Bank on the day of drawing under any Letter of Credit (either with the proceeds of a Loan obtained hereunder or otherwise) in same day funds.  If Borrower shall fail to reimburse the Issuing Bank as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate which is three percent (3%) in excess of the applicable FBR Interest Rate Option, as the same may change from time to time.  Borrower’s reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any  rights of setoff, counterclaim or defense to payment Borrower may claim or have against the Issuing Bank, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.

(c)           The Issuing Bank will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Bank in Dollars and in immediately available funds, the amount of such Lender’s Commitment Percentage of such unreimbursed drawing.  Such payment shall be made on the Business Day such notice is received by such Lender from the Issuing Bank if such notice is received at or before 2:00 P.M. otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received.  If such Lender does not pay such amount to the Issuing Bank in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Bank in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Prime Rate.  Each Lender’s obligation to make such payment to the Issuing Bank, and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

(d)           Simultaneously with the making of each payment by a Lender to the Issuing Bank, such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Bank) in the related unreimbursed drawing portion of the Letter of Credit Obligation and in the interest thereon and in the related Letter of Credit Documents, and shall have a claim against Borrower with respect thereto.

2.2.5           Repayment with Loans.

(a)           On any day on which Borrower shall have requested, or been deemed to have requested, a Loan advance to reimburse a drawing under a standby Letter of Credit, the Agent shall give notice to the Lenders that a Loan has been requested or deemed requested by Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Loan advance shall be immediately funded by all Lenders pro rata based on the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 12.2) and the proceeds thereof shall be paid directly by the Agent to the Issuing Bank for application to the respective Letter of Credit Obligations.

(b)           Each such Lender hereby irrevocably agrees to make its Commitment Percentage of each such Loan promptly upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding:  (i) the amount of such borrowing may not comply with the minimum amount for advances of Loans otherwise required hereunder, (ii) whether any conditions specified in Article XI are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing.

(c)           In the event that any Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a bankruptcy or insolvency proceeding with respect to Borrower), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from Borrower on or after such date and prior to such purchase) from the Issuing Bank such participation in the outstanding Letter of Credit Obligations as shall be necessary to cause each such Lender to share in such Letter of Credit Obligations ratably (based upon the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 12.2)), provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Bank, to the extent not paid to the Issuing Bank by Borrower in accordance with the terms of Section 2.2.3, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Prime Rate.

2.2.6           Renewal, Extension.  The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

2.2.7           Uniform Customs and Practices.  The Issuing Bank may provide that the Letters of Credit shall be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the “UCP”), in which case the UCP may be incorporated by reference therein and deemed in all respects to be a part thereof.

2.2.8           Indemnification; Nature of Issuing Bank’s Duties.

(a)           In addition to their other obligations under this Section 2.2, Borrower agrees to protect, indemnify, pay and save the Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called “Government Acts”).

(b)           As between Borrower and the Issuing Bank, Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof.  The Issuing Bank shall not be responsible:  (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (iv) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (v) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Acts.  None of the above shall affect, impair, or prevent the vesting of the Issuing Bank’s rights or powers hereunder.

(c)           In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to Borrower.  It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Bank against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by Borrower, including, without limitation, any and all Government Acts.  The Issuing Bank shall not, in any way, be liable for any failure by the Issuing Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Bank.

(d)           Nothing in this Section 2.2.8 is intended to limit the reimbursement obligations of Borrower contained in Section 2.2.4 above.  The obligations of Borrower under this Section 2.2 shall survive the termination of this Agreement.  No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Bank to enforce any right, power or benefit under this Agreement.

(e)           Notwithstanding anything to the contrary contained in this Section 2.2.8, Borrower shall have no obligation to indemnify the Issuing Bank in respect of any liability incurred by the Issuing Bank (i) arising solely out of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or (ii) caused by the Issuing Bank’s failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

2.2.9        Responsibility of Issuing Bank.  It is expressly understood and agreed that the obligations of the Issuing Bank hereunder to the Lenders are only those expressly set forth in this Agreement and that the Issuing Bank shall be entitled to assume that the conditions precedent set forth herein have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Bank any amounts made available by such Lender to the Issuing Bank pursuant to this  Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Bank.

2.2.10      Conflict with Letter of Credit Documents.  In the event of any conflict between this Agreement and any Letter of Credit Document (including any letter of credit application), this Agreement shall control.

Section 2.3           Commitments.

As set forth in Section 2.1(a), subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each of the Lenders severally agrees to lend to Borrower at any time or from time to time on or after the Closing Date and before the Expiration Date, such Lender’s Commitment Percentage of the Loans and Letter of Credit obligations as may be requested or deemed requested by Borrower.

Section 2.4           Use of Proceeds.

Borrower agrees to use advances under the Line (a) for the repayment of all amounts outstanding under the Existing Loan Agreement, (b) for working capital and general corporate purposes (including without limitation, the payment of distributions or dividends to partners or shareholders of the Credit Parties, as the case may be) and (c) to acquire additional hotels or an interest therein, and for no other purpose.

Section 2.5           Advances of the Line.

(a)           Borrower shall give Agent prior written notice of a proposed advance of the Line (each a “Line Request”) in the form attached hereto as Exhibit B, as follows:

(i)            For a Prime Rate Loan in an amount up to and including $10,000,000 (the “Swingline Sublimit”), Borrower shall submit a Line Request to Agent not later than 2:00 p.m. on any Business Day for an advance requested by Borrower to be made on the same Business Day, and such advance (a “Swingline Loan”) shall be made by Agent, as Swingline Bank (in such capacity, the “Swingline Bank”), to Borrower on the same Business Day, subject to satisfaction of the conditions set forth in Section 2.5(d).  A Swingline Loan may be advanced only as a Prime Rate Loan.  In the event the Line Request for such Swingline Loan is received by Agent after 2:00 p.m. on any Business Day, such advance shall be made to Borrower on the next succeeding Business Day, subject to satisfaction of the conditions set forth in Section 2.5(d).  The aggregate principal amount of the Swingline Loans outstanding shall not at any time exceed the Swingline Sublimit.  Borrower will repay each Swingline Loan on the earlier of (x) the Expiration Date and (y) the date which is five (5) Business Days after the date such Swingline Loan is made.  On any Business Day, the Swingline Bank may give notice to the Lenders that the outstanding Swingline Loans shall be repaid with a Loan, in which event a borrowing of Prime Rate Loans shall be made on the next succeeding Business Day by all Lenders pro rata based upon each Lender’s Commitment Percentage, and the proceeds thereof shall be applied directly to repay the Swingline Bank for such outstanding Swingline Loans.  Each Lender agrees to make Loans in the amount and in the manner specified in the preceding sentence and on the date specified by the Swingline Bank.  In the event such Loans cannot for any reason by made to repay the Swingline Bank on the date required above, each Lender (other than the Swingline Bank) shall purchase from the Swingline Bank without recourse or warranty such assignment of the outstanding Swingline Loans as shall be necessary to cause such Lenders to share in such Swingline Loans ratably based upon their respective Commitment Percentages, provided that all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Lender purchasing same from and after such date of purchase.

(ii)           For a Prime Rate Loan in the amount of $10,100,000 or more, Borrower shall submit a Line Request to Agent not later than 2:00 p.m. on any Business Day and not less than twenty-four (24) hours prior to the time by which Borrower has requested that such advance be made, and such advance shall be made to Borrower not later than the time Borrower has requested that such advance by made in the Line Request, provided such time is at least twenty-four (24) hours after the time Borrower has submitted such Line Request and subject to satisfaction of the conditions set forth in Section 2.5(d).

(iii)           For a LIBOR Rate Loan, Borrower shall submit a Line Request to Agent not later than 3:00 p.m. on any Business Day and not less than seventy-two (72) hours (not including hours on any day not a Business Day) prior to the time by which Borrower has requested that such advance be made, and such advance shall be made to Borrower not later than the time Borrower has requested that such advance by made in the Line Request, provided such time is at least seventy-two (72) hours after the time Borrower has submitted such Line Request and subject to satisfaction of the conditions set forth in Section 2.5(d).

(b)           Each Line Request shall (i) state the principal amount to be advanced and the use of the proceeds of the Line being requested (including any acquisition to which such use relates), (ii) include a description of the economics of any acquisition, (iii) designate the Interest Rate Option (including the designation of the applicable Interest Period for any LIBOR Rate Loan as 30, 60 or 90 days) and (iv) contain such other information as Agent may request in the exercise of its reasonable discretion; provided, however, that (x) no Prime Rate Loan may be converted to a LIBOR Rate Loan when any Event of Default has occurred and is continuing and (y) no LIBOR Rate Loan may be continued as such (1) when any Event of Default has occurred and is continuing and the Agent has determined not to permit such continuations or (2) after the date that is one month prior to the Expiration Date and, provided further, that if such continuation is not permitted pursuant to the preceding proviso, such LIBOR Rate Loans shall be converted automatically to Prime Rate Loans on the last day of the then expiring Interest Period.

(c)           All advances requested by Borrower must be in the minimum amount of $100,000 and integral multiples of $100,000 in excess thereof.

(d)           Provided that all of the conditions precedent to Agent making such advance have occurred, and provided further that the making of such advance will not cause Borrower to be in default of the covenants and conditions set forth in this Agreement (including without limitation Article VII herein), Agent shall make the proceeds of such advance available to Borrower by crediting the amount thereof to Borrower’s deposit account with Agent.

Section 2.6           Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Sections 4.5 and 4.6;

(b)           the aggregate Commitment (or, after the termination of the Commitment, the Loans) of such Defaulting Lender shall not be included in determining whether all Lenders, Required Lenders or affected Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 17.9); provided that, (i) the principal amount of, or rate of interest on, any Loan made by such Defaulting Lender may not be reduced without the consent of such Defaulting Lender, (ii) the payment dates of any Loans made by such Defaulting Lender may not be changed without the consent of such Defaulting Lender, and (iii) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender.

(c)           If any amount under Section 2.5(a) shall be due and owing at the time a Lender becomes a Defaulting Lender, then (i) all or any part of such amount shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitment Percentages, but only to the extent that such reallocation does not cause the aggregate Loans and Letter of Credit Obligations of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment and provided no Event of Default has occurred and is continuing and (ii) if the reallocation described in clause (c)(i) above cannot be fully effected, (x) the Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender and (y) if such Defaulting Lender does not pay such corresponding amount forthwith upon the Agent’s demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately (but in no event later than two (2) Business Days after such demand) pay such corresponding amount to the Agent.  The Agent shall also be entitled to recover from such Defaulting Lender and Borrower (i) interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to either (A) if paid by such Defaulting Lender, the overnight Federal Funds Rate or (B) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 3.1, plus (ii) in each case, an amount equal to any costs (including legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Agreement.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of Borrower to seek reimbursement from any Defaulting Lender for any amounts paid by Borrower under clauses (i)(B) and (ii) above on account of such Defaulting Lender’s default.

(d)           So long as any Lender is a Defaulting Lender, the Swingline Bank shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders or cash collateral will be provided by the Borrower, and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated proportionately among non-Defaulting Lenders (and Defaulting Lenders shall not participate therein).

(e)           Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender shall be applied at such time or times as may be determined by the Agent as follows: (i) first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder, (ii) second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or to the Swingline Bank, (iii) third, if so determined by the Agent or requested by an Issuing Lender or the Swingline Bank, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any existing or future participating interest in any Swingline Loan or Letter of Credit, (iv) fourth, as the Borrower may request and so long as no Event of Default exists, to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion as required by this Agreement, as determined by the Agent, (v) fifth, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund future Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank or the Swingline Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such Issuing Bank or the Swingline Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, with respect to clause (viii), if such payment is (x) a prepayment of the principal amount of any Loans which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.2(b) are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender.

ARTICLE III
INTEREST RATES

Section 3.1           Interest on the Line.

Subject to the provisions of Section 3.2, each Loan shall bear interest as follows:

3.1.1        Prime Rate Loans.

(a)           During such periods as a Loan is a Prime Rate Loan and the ratio of (i) the sum of outstanding Loans plus Letter of Credit Obligations to (ii) the Appraised Value of the Mortgaged Properties is equal to or less than sixty percent (60%), each such Prime Rate Loan shall bear interest at a per annum rate equal to the Prime Rate plus one and one-half percent (1.50%).

(b)           During such periods as a Loan is a Prime Rate Loan and the ratio of (i) the sum of outstanding Loans plus Letter of Credit Obligations to (ii) the Appraised Value of the Mortgaged Properties is more than sixty percent (60%) and does not exceed sixty-five percent (65%), each such Prime Rate Loan shall bear interest at a per annum rate equal to the Prime Rate plus one and three-quarters percent (1.75%).

(Each of the foregoing is referred to herein as an “FBR Interest Rate Option”).

3.1.2        LIBOR Rate Loans.

(a)           During such periods as a Loan is a LIBOR Rate Loan and the ratio of (i) the sum of outstanding Loans plus Letter of Credit Obligations to (ii) the Appraised Value of the Mortgaged Properties is equal to or less than sixty percent (60%), each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus three and one-half percent (3.50%).

(b)           During such periods as a Loan is a LIBOR Rate Loan and the ratio of (i) the sum of outstanding Loans plus Letter of Credit Obligations to (ii) the Appraised Value of the Mortgaged Properties is more than sixty percent (60%) and does not exceed sixty-five percent (65%), each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus three and three-quarters percent (3.75%).

(Each of the foregoing is referred to herein as a “LIBOR Interest Rate Option”).

3.1.3        Interest on each Loan shall be payable in arrears on each related Interest Payment Date.

Section 3.2           Default Interest.

From the maturity of the obligations evidenced by a Line Note, as well as upon the occurrence of an Event of Default, the outstanding principal balance and all other sums due hereunder and under the Line Note shall bear interest payable on demand at a rate which is three percent (3%) in excess of the highest FBR Interest Rate Option or LIBOR Interest Rate Option, as applicable, as the same may change from time to time (“Default Rate”).  The Default Rate shall apply to all sums evidenced by the Line Notes as set forth above (including Letter of Credit Obligations), including after entry of a judgment or judgments against Borrower, and said judgment or judgments shall bear interest at the Default Rate until satisfied in full.

Section 3.3           Calculation.

Interest will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

Section 3.4           Limitation of Interest to Maximum Lawful Rate.

In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrower. Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Agent may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Agent. Any such crediting or refunding will not cure or waive any default by Borrower. Borrower agrees, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

Section 3.5           Inability to Determine Interest Rate.

If prior to the first day of any Interest Period, (a) the Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, (b) the Agent has received notice from the Required Lenders that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their LIBOR Rate Loans during such Interest Period, or (c) dollar deposits in the principal amounts of the LIBOR Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, the Agent shall give telecopy or telephonic notice thereof to Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to Borrower when such conditions no longer exist.  If such notice is given (i) any LIBOR Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to or continued as LIBOR Rate Loans shall be converted to or continued as Prime Rate Loans and (iii) each outstanding LIBOR Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans.  Until such notice has been withdrawn by the Agent, no further LIBOR Rate Loans shall be made or continued as such, nor shall Borrower have the right to convert Prime Rate Loans to LIBOR Rate Loans.

Section 3.6           Requirements of Law.

(a)           If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof: (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes or Other Taxes covered by Section 3.7 and changes in the rate of tax on the overall net income of such Lender); (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the LIBOR Rate hereunder; or (iii) shall impose on such Lender any other condition; and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Rate Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.  If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Agent) of the event by reason of which it has become so entitled.

(b)           If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any Corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such Corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such Corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such Corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Corporation for such reduction.

(c)           A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Agent) shall be conclusive in the absence of manifest error.  The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 3.7           Taxes.

(a)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required by Applicable Laws to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary to that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.7) the Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Laws.

(b)           Payment of Other Taxes by the Borrower.  Without limiting the provisions of subparagraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Laws.

(c)           Indemnification.  The Borrower shall indemnify the Agent, each Lender and the Issuing Bank, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or the Issuing Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)           Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e)           Status of Lenders.

(i)           Any Foreign Lender that is entitled  to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by Applicable Laws or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Laws as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Laws or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)           Without limiting the generality of the foregoing, in the event the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) or or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(A)         duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(B)          duly completed copies of Internal Revenue Service Form W-8ECI;

(C)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (1) a certificate to the effect that such Foreign Lender is not (a) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (c) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (2) duly completed copies of Internal Revenue Service Form W-8BEN; or

(D)          any other form prescribed by Applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Laws to permit the Borrower or the Agent to determine the withholding or deduction required to be made.

(f)           Treatment of Certain Refunds.  If the Agent, any Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent, such Lender or the Issuing Bank in the event the Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. This subparagraph shall not be construed to require the Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

Section 3.8           Indemnity Regarding LIBOR Rate Loans.

The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Rate Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of LIBOR Rate Loans on a day that is not the last day of an Interest Period with respect thereto.  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London Interbank market.  A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error.  This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 3.9           Illegality.

If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to the LIBOR Rate, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Agent, any obligation of such Lender to make or continue LIBOR Rate Loans or to convert Prime Rate Loans to LIBOR Rate Loans shall be suspended until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, convert all LIBOR Rate Loans of such Lender to Prime Rate Loans either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans.   Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.10         Replacement of Lenders.

If any Lender requests compensation under Section 3.6, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.7, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 17.5), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)           the Borrower shall have paid to the Agent the assignment fee specified in Section 17.5(c);

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.8) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under Section 3.6 or payments required to be made pursuant to Section 3.7, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)           such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE IV
PAYMENTS AND FEES; COLLATERAL

Section 4.1           Interest Payments on the Line.

Borrower will pay interest on the outstanding principal balance of each Loan to the Agent on the Interest Payment Date for such Loan.  The Agent shall disburse payments received from Borrower to the Lenders in accordance with Section 13.13 hereof.

Section 4.2           Principal Payments on the Line; Prepayments.

(a)           Borrower will pay the outstanding principal balance of the Line, together with any accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof, on the Expiration Date.

(b)           Borrower may prepay any Loan in full or in part at any time upon not less than two (2) Business Days prior via written notice to the Agent, without premium or penalty, in a minimum principal amount of not less than One Hundred Thousand Dollars ($100,000) or integral multiples thereof; provided, however, that upon the prepayment of the principal amount of any LIBOR Rate Loan, Borrower shall be subject to a breakage fee as set forth in subparagraph (c) below.  In addition, upon the prepayment of any Loan subject to a Hedging Agreement, Borrower may be obligated to pay an unwind fee related to such Hedging Agreement and such unwind fee shall be governed by the Hedging Agreement.  Any prepayment shall include accrued and unpaid interest to the date of the prepayment on the principal amount prepaid and all other sums due and payable hereunder including, without limitation, payment of expenses including those costs associated with the termination of derivative transactions. Nothing herein shall be deemed to alter or affect any obligations that Borrower may have to a Lender or Hedging Agreement Provider under any Hedging Agreement.  All costs, expenses, and indemnity obligations that may be incurred by a Lender as a result of any default under, or termination of, a Hedging Agreement shall be: (i) subject to immediate reimbursement by Borrower; and (ii) secured by the Collateral Documents.

(c)           The Borrower shall prepay the Loans upon the occurrence of the circumstances described in, and in accordance with the terms of, (i) Section 7.7 hereof with respect to overadvances, (ii) Sections 4.14(a) and 8.3 hereof with respect to the disposition of assets, (iii) Section 8.6(a)(ii) hereof with respect to Recovery Events and (d) Section 8.6(a)(v) hereof with respect to the liquidation or dissolution of a Credit Party.

(d)           The Borrower agrees to hold Lenders harmless from any loss or expense which the Lenders may sustain or incur as a consequence of the following:

(i)            the failure of the Borrower to make any required payment of the principal amount of any LIBOR Rate Loan (including payments made after any acceleration thereof);

(ii)           the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Line Request or a Notice of Conversion/Continuation;

(iii)          the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with Section 4.2(b);

(iv)          the prepayment (other than pursuant to Section 4.2(b)) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

(v)           the conversion of any LIBOR Rate Loan to a Prime Rate Loan on a day that is not the last day of the applicable Interest Period.

Such breakage fee shall include any loss or expense arising from the liquidation or re-employment of funds obtained by the Agent to maintain the LIBOR Rate Loan provided hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Borrower to the Agent, each LIBOR Rate Loan made by the Agent (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

Section 4.3           Facility Fee.

Borrower shall pay to Lenders a facility fee in accordance with the Fee Letter, as follows:

(a)           The facility fee payable to a Lender which is a Lender under the Existing Loan Agreement shall be in an amount equal to the sum of (i) 0.375% of such Lender’s allocated Committed Amount under the Existing Loan Agreement and (ii) either (x) 0.60% of the difference between (1) such Lender’s allocated Committed Amount hereunder if less than $20,000,000 and (2) such Lender’s allocated Committed Amount under the Existing Loan Agreement or (y) 0.750% of the difference between (1) such Lender’s allocated Committed Amount hereunder if $20,000,000 or more and (2) such Lender’s allocated Committed Amount under the Existing Loan Agreement.

(b) The facility fee payable to a Lender which is not a Lender under the Existing Loan Agreement shall be in an amount equal to (i) 0.60% of such Lender’s allocated Committed Amount hereunder if less than $20,000,000 or (ii) 0.750% of such Lender’s allocated Committed Amount hereunder if $20,000,000 or more.

The aggregate facility fee shall be paid to Agent upon execution of this Agreement and disbursed by Agent to Lenders in accordance with the foregoing.

Section 4.4           Arrangement Fee.

Borrower shall pay Agent an arrangement fee in the amount set forth in the Fee Letter, to be paid to Agent upon execution of this Agreement.

Section 4.5           Unused Facility Fee.

Borrower shall pay to Agent for the account of the Lenders on the last day of each calendar quarter, as partial compensation for extending the Committed Amount to Borrower, an unused facility fee which shall be determined by multiplying (a) the positive difference, if any, between (i) the Committed Amount in effect at such time and (ii) the average daily Loans of Borrower and the Letter of Credit Obligations outstanding during such quarter by (b) (i) 0.375% for the number of days in such quarter when the average daily Loans of Borrower and the Letter of Credit Obligations outstanding is fifty percent (50%) or less of the Committed Amount or (ii) 0.25% for the number of days in such quarter when the average daily Loans of Borrower and the Letter of Credit Obligations outstanding exceed fifty percent (50%) of the Committed Amount.

Section 4.6           Letter of Credit Fees.

(a)           In consideration of the issuance of Letters of Credit hereunder, Borrower promises to pay to the Agent for the account of each Lender a fee (the “Letter of Credit Fee”) on such Lender’s Commitment Percentage of the average daily maximum amount available to be drawn under each such Letter of Credit, which fee shall be equal to (i) 3.50% of such available amount during such periods when the ratio of (x) the sum of outstanding Loans plus Letter of Credit Obligations to (y) the Appraised Value of the Mortgaged Properties is equal to or less than sixty percent (60%) or (ii) 3.75% of such available amount during such periods when the ratio of (x) the sum of outstanding Loans plus Letter of Credit Obligations to (y) the Appraised Value of the Mortgaged Properties is more than sixty percent (60%) and does not exceed sixty-five percent (65%).  The Letter of Credit Fee will be computed on the  basis of a 360-day year for each day from the date of issuance to the date of expiration and will be payable quarterly in arrears on the last day of each calendar quarter.

(b)           In addition to the Letter of Credit Fee payable pursuant to subparagraph (a) above, Borrower promises to pay to the Issuing Bank, for its own account without sharing by the other Lenders, a letter of credit fronting fee equal to one-quarter of one percent (0.25%) of the maximum amount available to be drawn under such Letter of Credit, negotiation fees agreed to by Borrower and the Issuing Bank from time to time and the customary charges from time to time of the Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Bank Fees”).

Section 4.7           Late Charge.

In the event that Borrower fails to pay any principal, interest or other fees or expenses payable hereunder for a period of at least ten (10) days after the same shall become due, in addition to paying such sums, Borrower will pay to Agent a late charge equal to five percent (5%) of such past due payment as compensation for the expenses incident to such past due payment and the amount of any late charge received by Agent shall be allocated among Agent and Lenders in accordance with Section 4.9(a) herein.

Section 4.8           Payment Method.

Borrower irrevocably authorizes Agent to debit all payments required to be made by Borrower hereunder or otherwise under the Line, on the date due, from any deposit account maintained by Borrower with Agent (other than escrow funds owned legally by Borrower but held in escrow for the beneficial interest of another Person). Otherwise, Borrower will be obligated to make such payments directly to Agent. All payments are to be made in immediately available funds. If Agent accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Agent.

Section 4.9           Application of Payments.

(a)           Any and all payments on account of the Line, whether before or after the occurrence of an Event of Default, will be applied (i) first to any amounts due to Agent in its capacity as such pursuant to the Loan Documents, other than principal and interest on the Line, and to fees due to Lenders; (ii) second to accrued interest due under the Line, allocated pro rata among the Lenders in accordance with their respective shares of the principal amount of the Loans outstanding; and (iii) third, to outstanding principal under the Line, allocated pro rata among the Lenders in accordance with their respective shares of the principal amount of the Loans outstanding.

(b)           If Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.  If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, Letter of Credit Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and Letter of Credit Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Letter of Credit Obligations then due to such parties.  It is understood that the foregoing does not apply to any adequate protection payments under any federal, state or foreign bankruptcy, insolvency, receivership or similar proceeding, and that the Agent may, subject to any applicable federal, state or foreign bankruptcy, insolvency, receivership or similar orders, distribute any adequate protection payments it receives on behalf of the Lenders to the Lenders in its sole discretion (i.e., whether to pay the earliest accrued interest, all accrued interest on a pro rata basis or otherwise).

Section 4.10         Loan Account.

Agent will open and maintain on its books a loan account with respect to advances made, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Agent under this Agreement.  Except in the case of manifest error in computation, such account will be conclusive and binding on the Borrower as to the amount at any time due to Agent from Borrower under this Agreement or the Notes.

Section 4.11         Indemnity; Loss of Margin.

(a)           Borrower will indemnify Lenders against any loss or expense which Lenders sustain or incur as a consequence of an Event of Default, including, without limitation, any failure of Borrower to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents.  The Credit Parties, jointly and severally, agree to indemnify and hold harmless Agent, Arranger and Lenders, their Affiliates and each of their respective directors, officers, employees and agents against any and all claims, actions and suits, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby, including the use of proceeds of the Loans or the violation of, non-compliance with or liability under any Environmental Law, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided however, that the Credit Parties shall not be obligated under this paragraph to indemnify any Person for liabilities arising from such Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction after the exhaustion of all applicable appeals.  The provisions of this paragraph shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.  If Arranger or a Lender sustains or incurs any such loss or expense it will from time to time notify Agent in writing of the amount determined in good faith by Arranger or such Lender to be necessary to indemnify Arranger or such Lender for the loss or expense and Agent shall provide such notice to Borrower.  Such amount will be due and payable by Borrower to Arranger or such Lender within ten (10) days after presentation by Arranger or such Lender of a statement setting forth a brief explanation of and Arranger’s or such Lender’s calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable to Arranger or the Lenders under this Section will bear interest at the default rate payable under the Line from the due date until paid, both before and after judgment.

(b)           In the event that any present or future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law):

(i)           subjects a Lender to any tax with respect to any amounts payable under this Agreement or the other Loan Documents by Borrower or otherwise with respect to the transactions contemplated under this Agreement or the other Loan Documents (except for taxes on the overall net income and/or revenues of Agent imposed by the United States of America, the Commonwealth of Pennsylvania, or any political subdivision of either of them); or

(ii)           imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitment to make loans or advances by, any Lender; or

(iii)           imposes upon a Lender any other condition with respect to advances or extensions of credit or the commitment to make advances or extensions of credit under this Agreement, and the result of any of the foregoing is to increase the costs of such Lender, reduce the income receivable by or return on equity of such Lender or impose any expense upon such Lender with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Agreement, such Lender shall so notify Agent in writing and Agent shall provide such notice to Borrower.  Borrower agrees to pay such Lender the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense within ten (10) days after presentation by such Lender of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a brief explanation of the amount and such Lender’s calculation of the amount (in determining such amount the Lender may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. If the amount set forth in such statement is not paid within ten (10) days after such presentation of such statement, interest will be payable on the unpaid amount at the default rate payable under the Line from the due date until paid, both before and after judgment.

Section 4.12         Renewal of Line.

(a)           Subject to the provisions of Section 7.6 and provided no Event of Default has occurred and is then continuing on the date of such request as well as the effective date of renewal, Borrower, at least ninety (90) days prior to the initial Expiration Date, may request in writing to Agent (who shall promptly notify Lenders of such request) that Lenders renew the Line for an additional period of one (1) year from such Expiration Date.  Borrower shall deliver to Agent with the request for the renewal of the Line and upon the effective date of renewal of the Line a certificate of the Borrower certifying that (a) all representations and warranties of the Credit Parties contained herein and in the Loan Documents are true and correct as of the date of such certificate as if made on such date and (b) no condition or event exists as of the date of such certificate which would constitute an Event of Default or Potential Default hereunder.

(b)           Each Lender, acting in its sole and individual discretion, shall, by notice to the Agent given not less than forty-five (45) days prior to the initial Expiration Date (the “Lender Renewal Notice Date”), advise the Agent whether or not such Lender agrees to such renewal (each Lender that agrees to such renewal, a “Renewing Lender” and each Lender that determines not to agree to such renewal, a “Non-Renewing Lender”).  No Lender shall be under any obligation to renew the Line, and each Lender may decline to do so in its sole and absolute discretion.  Any Lender that does not so advise the Agent on or before the Lender Renewal Notice Date shall be deemed to be a Non-Renewing Lender.

(c)           In the event Borrower requests a renewal of the Line in accordance with Section 4.12(a), Agent will notify Borrower of each Lender’s determination not less than thirty (30) days prior to the initial Expiration Date.  A failure by Agent to send any such notice shall be deemed to be a determination by Lenders not to renew the Line.

(d)           The Borrower shall have the right, effective as of the initial Expiration Date, to replace each Non-Renewing Lender with, and add as Lenders under this Agreement in place thereof, one or more new Lenders (“Additional Lenders”) with the approval of the Agent, each of which Additional Lenders shall have entered into an agreement in form and substance satisfactory to the Borrower and the Agent pursuant to which such Additional Lender shall, effective as of the initial Expiration Date, undertake a Commitment (and if such Additional Lender is already a Lender, its Commitment shall be in addition to such Lenders Commitment hereunder on such date).

(e)           Effective as of the initial Expiration Date, the Commitment of each Renewing Lender and of each Additional Lender shall be extended to the date that is 364 days after the initial Expiration Date (except that if such date is not a Business Day, such Expiration Date as so extended shall be the next preceding Business Day) and each Additional Lender shall thereupon become a Lender for all purposes of this Agreement.

(f)           In the event Lenders determine that they will renew the Line, Borrower shall, at least five (5) days prior to the initial Expiration Date, pay to Renewing Lenders a renewal fee in the amount of one-quarter of one percent (0.25%) of the Committed Amount, to be paid to Agent for the account of each Renewing Lender.  If Borrower shall fail to pay such renewal fee to Agent as and when required, Renewing Lenders’ renewal of the Line shall be deemed to be canceled and shall be null and void and of no further force or effect and the original Expiration Date shall continue as if Agent had not provided any notice of renewal.

(g)           Notwithstanding the foregoing, the renewal of the Line pursuant to this Section shall not be effective with respect to any Lender unless, on or before the initial Expiration Date, (i) Borrower shall have delivered to Agent the certificate required pursuant to clause (a) as of the initial Expiration Date and (ii) either Borrower or the Additional Lender shall have paid in full the principal of and interest on all of the Loans made by each Non-Renewing Lender hereunder and (iii) Borrower shall have paid in full all other amounts owing to each Non-Renewing Lender hereunder.

Section 4.13         Collateral.

As security for the performance of this Agreement and the other Loan Documents and the payment of the Notes and Obligations, and as security for the performance of the Guaranties and all other Obligations of Borrower to Lenders, Borrower and Guarantors are, contemporaneously with the execution hereof, granting to Agent security interests, collateral assignments and mortgage liens, as applicable, in and to the Collateral.

Section 4.14         Release and Substitution of Collateral; Additional Collateral.

Subject to the applicable provisions of Section 17.9 and Section 13.10(b)(ii) hereof, Agent may, upon request of Borrower, allow for the release of Mortgaged Property from the Collateral, the release and substitution of Mortgaged Property and any Guarantor with Substitute Collateral and a Replacement Guarantor, or the addition of any Mortgaged Property to the Collateral (“Additional Collateral”) and additional Guarantor (“Additional Guarantor”), respectively, subject to the applicable requirements of Section 13.10 hereof and the following additional conditions:

(a)           In connection with the release or release and substitution of Mortgaged Property from the Collateral, Borrower shall either (i) deliver the Net Proceeds from the sale or refinancing of such Mortgaged Property to Agent and Agent shall apply such proceeds to repayment of the outstanding principal amount of the Line or (ii) in lieu of such repayment, deliver to Agent Substitute Collateral, the Appraised Value of which is at least equal to the Appraised Value of the Mortgaged Property released from the Collateral and which, when added to the Appraised Value of all other Mortgaged Properties that will remain as Collateral for the Line following such release, will cause the then outstanding principal balance of the Line to not exceed the the Borrowing Base.  As used in the preceding sentence, the term “Net Proceeds” means, (x) in the event of a sale of Mortgaged Property, the aggregate sales proceeds less transfer taxes, broker fees, customary prorations, credits against the purchase price payable to the purchaser pursuant to the purchase and sale agreement, attorneys fees and other reasonable and customary closing costs and (y) in the event of a refinancing of Mortgaged Property, aggregate refinancing proceeds less broker fees, attorneys fees and other reasonable and customary closing costs.

(b)           Borrower shall pay all costs and fees of Agent and Lenders in connection with the addition of any Substitute Collateral, Additional Collateral, Replacement Guarantor or Additional Guarantor pursuant to this Agreement, including, but not limited to, the payment of lien searches, title insurance, appraisals, environmental reports, recording fees, mortgage satisfaction fees, attorneys’ fees and all other costs and expenses incurred directly by Agent or any Lender or payable to third parties in connection therewith.

(c)           Borrower shall provide the following documentation to Agent (and Agent shall provide copies thereof to Lenders), as a condition to any such addition of any Substitute Collateral, Additional Collateral, Replacement Guarantor or Additional Guarantor:

(i)            An executive summary of such Collateral including the following information:

(A)         a description of such Collateral in form and content reasonably acceptable to Agent;

(B)          the purchase price paid or to be paid for such Collateral, if such Collateral was acquired within twelve (12) months of the submission of such Collateral to the Collateral hereunder;

(C)          the current and projected condition of the regional market and specific submarket in which such Collateral is located (which may be satisfied with the submission of market reports from Smith Travel Research or other firm acceptable to Agent);

(D)          the current projected capital plans and, if applicable, current renovation plans for such Collateral; and

(E)          such additional information as Agent may reasonably request.

(ii)           An Appraisal of such Collateral;

(iii)           a Mortgage and Assignment of Leases in respect of such Collateral, granting to Agent a first lien on such Collateral;

(iv)           such items set forth in Section 10.1 in respect of such Collateral and Guarantor as may be required by Agent or any Lender;

(v)           a Loan Modification Agreement by and among Borrower and Agent and such Guarantor, in form and substance reasonably acceptable to Agent, whereby the terms and conditions of this Agreement and the other Loan Documents are modified and amended and such Guarantor becomes a Credit Party, if such agreement is requested by Agent;

(vi)           an environmental indemnity agreement from such Guarantor, with regard to such Collateral;

(vii)          operating statements for such Collateral in accordance with GAAP for the previous two fiscal years and for the current fiscal year through the fiscal quarter most recently ending, provided that, if such Collateral has been operating for less than two fiscal years, Borrower shall provide such projections and other information concerning the anticipated operation of such Collateral as Agent may reasonably request; and

(viii)         such other documentation and information as Agent may reasonably request in order to (A)  evaluate such Collateral, (B) ensure the appropriate amendment of the Loan Documents, if any, and (C)  ensure the due authorization of such Guarantor’s execution and delivery of documents and agreements in connection with the foregoing.

ARTICLE V
 REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Agreement and to make the Extensions of Credit herein provided for, the Credit Parties, jointly and severally, hereby represent and warrant to the Agent and to each Lender as follows:

Section 5.1           Valid Organization, Standing and Qualification.

Borrower is a limited partnership, duly formed, validly existing and in good standing under the laws of the Commonwealth of Virginia.  The Trust is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland.  Each other Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  Each of the Credit Parties has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification.

Section 5.2           Licenses.

Each of the Credit Parties has all licenses, registrations, approvals and other authority as may be necessary to enable it to own and operate its business and perform all services and business which it has agreed to perform in any state, municipality or other jurisdiction.

Section 5.3           Ownership Interests.

The ownership of all partnership interests, stock, debentures, options, warrants, bonds and other securities (debt and equity) of Borrower and Guarantor, and all pledges, proxies, voting trusts, powers of attorney and other agreements affecting the ownership or voting rights of said interests is as set forth on Schedule 5.3 attached hereto.

Section 5.4           Subsidiaries.

Except as set forth on Schedule 5.4 attached hereto, Borrower does not own any shares of stock or other equity interests in any Person, directly or indirectly (by any Subsidiary or otherwise).

Section 5.5           Financial Statements.

Borrower has furnished to Agent the audited consolidated financial statements of Borrower, certified without qualification by independent public accountants, for the fiscal years ended December 31, 2007, 2008 and 2009 and all management and comment letters from such accountants in connection therewith, and its internally prepared interim financial statements as of June 30, 2010. Such financial statements of Borrower (together with the related notes and comments), are correct and complete, fairly present the financial condition and the assets and liabilities of Borrower at such date, and have been prepared in accordance with GAAP. With respect to the interim statements, such statements are subject to year-end adjustment and any accompanying footnotes.

Section 5.6           No Material Adverse Change.

There has been no Material Adverse Change since December 31, 2009.

Section 5.7           Pending Litigation or Proceedings.

Except as set forth on Schedule 5.7 attached hereto, there are no judgments outstanding or actions, suits or proceedings pending or, to the best of knowledge of the Credit Parties, threatened against or affecting Borrower or Guarantor, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in which the amount claimed against Borrower or Guarantor exceeds the lesser of $250,000 or the amount of insurance coverage available to Borrower or Guarantor to pay such claim.  Schedule 5.7 lists all judgments, actions, suits or proceedings pending whether or not covered by insurance, and notes each judgment, action, suit or proceeding covered by insurance.

Section 5.8           Due Authorization; No Legal Restrictions.

The execution and delivery by the Credit Parties of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan Documents: (a) have been duly authorized by all requisite partnership or trust action, as the case may be, by the Credit Parties, (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of (i) any applicable statute, law, rule, regulation or ordinance, (ii) Borrower’s Limited Partnership Agreement or Certificate of Limited Partnership, (iii) the Trust’s Trust Indenture or Bylaws or the charter and constituent documents of any other Guarantor, (iv) any indenture, mortgage, loan or credit agreement or instrument to which any of the Credit Parties is a party or by which it may be bound or affected, or (v) any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Credit Parties under the terms or provisions of any such agreement or instrument, except liens in favor of Agent.

Section 5.9           Enforceability.

(a)           Borrower has duly executed and delivered each of the Loan Documents to which it is party and each of the Loan Documents to which Borrower is party constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

(b)           Each Guarantor has duly executed and delivered each of the Loan Documents to which it is party and each of the Loan Documents to which such Guarantor is party constitutes the legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms.

Section 5.10         No Default Under Other Obligations Orders or Governmental Obligations.

Borrower is not in violation of its Limited Partnership Agreement or Certificate of Limited Partnership, the Trust is not in violation of its Trust Indenture or Bylaws, none of the other Guarantors is in violation of its certificate of limited partnership, certificate of organization, partnership agreement, operating agreement or other charter or governing documents, as applicable, and none of the Credit Parties is in default in the performance or observance of any of its obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued, nor are any of the Credit Parties in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to it or by which its properties may be bound or affected.

Section 5.11         Governmental Consents.

No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Borrower or Guarantor is required in connection with the execution, delivery or performance by Borrower or Guarantor of the Loan Documents to which it is party or the consummation of the transactions contemplated thereby.

Section 5.12         Taxes.

Borrower has filed all tax returns which it is required to file and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by them. Such tax returns are complete and accurate in all respects. Borrower does not know of any proposed additional assessment or basis for any assessment of additional taxes.

Section 5.13         Addresses.

During the past five (5) years, Borrower has not been known by any names (including tradenames) other than those set forth in Schedule 5.13 attached hereto and has been located at any addresses other than those set forth on Schedule 5.13 attached hereto. Borrower’s books and records pertaining to the Collateral will at all times be located at the addresses set forth on Schedule 5.13; or such other location determined by Borrower after prior notice to Agent and delivery to Agent of any items requested by Agent to maintain perfection and priority of Agent’s security interests and access to Borrower's books and records.

Section 5.14	Investment Company.

No Credit Party is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Section 5.15         Current Compliance.

Each of the Credit Parties is currently in compliance with all of the terms and conditions of the Loan Documents applicable to it and with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it.

Section 5.16         Deferred Compensation Plans.

Neither Borrower nor any ERISA Affiliate has ever been a participant in or has in any way provided or maintained, any Deferred Compensation Plan for the benefit of Borrower’s or any ERISA Affiliate’s employees, or has ever contributed to a Multiemployer Plan.

Section 5.17         Leases and Contracts.

Each of the Credit Parties has complied with the provisions of all material leases, contracts or commitments of any kind to which it is a party and is not in default thereunder.  No other party is in default under any such leases, contracts or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder.

Section 5.18         Contingent Liabilities.

There are no suretyship agreements, guarantees or other contingent liabilities of Borrower which are not disclosed by the financial statements mentioned in Section 5.5 herein.

Section 5.19         Encumbrances.

The property and assets of Borrower are not subject to any lien, encumbrance or security interest except as set forth on Exhibit 5.19 attached.
Section 5.20         Environmental Matters.

(a)           Except as otherwise set forth on Schedule 5.20 hereto, the Mortgaged Properties do not contain any Hazardous Materials which are not being used in compliance with applicable Environmental Requirements.

(b)            (i) The Mortgaged Properties and all operations of any Credit Parties and/or their Environmental Affiliates at the Mortgaged Properties are in compliance in all material respects, and have in the period of such ownership, lease or operation been in compliance in all material respects, with all applicable Environmental Requirements, and (ii) there is no contamination at, under or about the Mortgaged Properties in concentrations constituting a material violation of Environmental Requirements or any material violation of any Environmental Requirements with respect to the Mortgaged Properties.

(c)           Neither any Credit Party nor any Environmental Affiliates have received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability with respect to environmental matters or Environmental Requirements regarding any of the Mortgaged Properties, nor does any Credit Party or any Environmental Affiliate have knowledge that any such notice will be received or is being threatened.

(d)           Special Materials have not been transported or disposed of from the Mortgaged Properties, during any period of ownership, lease, operation or use by any Credit Party or Environmental Affiliate, in material violation of, or in a manner or to a location that reasonably could be expected to give rise to liability under any Environmental Requirements, and no Hazardous Materials have been generated, treated, stored or disposed of at, on or under any of the Mortgaged Properties, during any period of ownership, lease, operation or use by any Credit Party or Environmental Affiliate, in material violation of, or in a manner that reasonably could be expected to give rise to liability under, any applicable Environmental Requirement.

(e)           No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party or Environmental Affiliate, threatened, under any Environmental Requirement to which any Credit Party or any Environmental Affiliate is or, to any such Credit Party’s or Environmental Affiliate’s knowledge, will be named as a party with respect to the Mortgaged Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Requirement with respect to the Mortgaged Properties.

(f)           There has been no release or threat of release of Hazardous Materials at or from the Mortgaged Properties arising from or related to the operations of any Credit Party or any Environmental Affiliate in connection with the Mortgaged Properties or otherwise, in violation of or in amounts or in a manner that reasonably could be expected to give rise to liability under Environmental Requirements.

Section 5.21         Insurance.

The present insurance coverage of the Credit Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 5.21 hereto, and such insurance coverage complies with the requirements set forth in Section 6.5 hereof.

Section 5.22         Anti-Terrorism Laws.

Neither any Credit Party nor any of their respective Affiliates is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended.  Neither any Credit Party nor any of their respective Affiliates is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act.  None of the Credit Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

Section 5.23         Compliance with OFAC Rules and Regulations.

None of the Credit Parties or their Subsidiaries or their respective Affiliates (a) is a Sanctioned Person, (b) has any of its assets in Sanctioned Countries, or (c) derives any of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries.  No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

Section 5.24         Securities Act.

Borrower has not, directly or through any agent, offered a Line Note or any part thereof or any similar security for sale to, or solicited offers to buy the same from, or otherwise approached or negotiated in respect thereof with, anyone other than Agent so as to bring the issue or sale of any Line Note or any part thereof within the provisions of Section 5 of the Securities Act 1933, as amended.

Section 5.25         Disclosure.

Neither this Agreement, nor the schedules attached to this Agreement, nor the financial statements referred to in this Agreement, nor any certificate, statement, report or other document furnished or to be furnished by Borrower to Agent in connection with this Agreement, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements contained in any of the foregoing not misleading. Borrower has disclosed to Agent in writing every fact that materially and adversely affects the business or financial condition of Borrower or its ability to perform its obligations under this Agreement, the Line Notes, or any other documents or instruments required hereby.

Section 5.26         Margin Stock.

Borrower is not engaged in, nor does it have as one of its substantial activities, the business of extending or obtaining credit for the purpose of purchasing or carrying “margin stock” (as that term is defined in Regulation U, G, T, or X of the Board of Governors of the Federal Reserve System) and no proceeds of any advance of the Line will be used for such purpose of for the purpose of purchasing or carrying any shares of margin stock.

Section 5.27         Bank Accounts.

Other than the bank accounts set forth on Schedule 5.27 hereto (the “Deposit Accounts”), Borrower does not maintain any accounts with any bank or other financial institution.

Section 5.28         Solvency.

Both before and after giving effect to (a) the advances to be made or incurred on the Closing Date or such other date as advances requested hereunder are made or incurred, (b) the disbursement of the proceeds of such advances pursuant to the instructions of the Borrower and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) are and will be Solvent.  As used in the preceding sentence, the term “Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

Section 5.29         Collateral Documents.

The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby.  Except as set forth in the Collateral Documents, such security interests and Liens are currently (or will be upon the filing of appropriate financing statements, the Agent obtaining control over those items of Collateral in which a security interest is perfected through control, and the recordation of any applicable Mortgages, in each case in favor of the Agent, on behalf of the Lenders) perfected security interests and Liens, prior to all other Liens other than Permitted Liens (which by operation of law or contract would have priority over the Liens securing the Obligations).

ARTICLE VI
GENERAL AFFIRMATIVE COVENANTS

The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Obligations and all other amounts owing to the Agent or any Lender hereunder are paid in full, that:

Section 6.1	Existence, Approvals, Qualification, Business Operations; Compliance with Laws.

Each of the Credit Parties (a) will obtain, preserve and keep in full force and effect its separate trust, partnership or limited liability company existence, as the case may be, and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs; (b) will qualify and remain qualified as a foreign trust or partnership, as the case may be, in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification; (c) will continue to operate its business as presently operated and will not engage in any new businesses without the prior written consent of Agent and Required Lenders; and (d) will comply with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it.  The Trust shall at all times maintain its status and qualification as a real estate investment trust in accordance with the requirements of all applicable laws, rules and regulations.

Section 6.2           Taxes; Claims for Labor and Materials.

Borrower will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of its properties or assets.

Section 6.3           Maintenance of Properties.

Borrower will maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its real and personal property used or useful in the conduct of its business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.

Section 6.4           Insurance.

Each of the Credit Parties will carry adequate insurance issued by an insurer acceptable to Agent, in amounts acceptable to Agent (at least adequate to comply with any co-insurance provisions) and against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated or as may be required by Agent, and shall cause Agent to be named as loss payee (with a lender's loss payable endorsement) with respect to all personal property, and additional insured with respect to all liability insurance, as its interests may appear with thirty (30) days’ notice to be given Agent by the insurance carrier prior to cancellation or material modification of such insurance coverage.  Borrower shall cause to be delivered to Agent the insurance policies therefor or in the alternative, evidence of insurance, and at least thirty (30) business days prior to the expiration of any such insurance, additional policies or duplicates thereof or in the alternative, evidence of insurance evidencing the renewal of such insurance and payment of the premiums therefor.  Borrower and Grantors shall direct all insurers that in the event of any loss thereunder or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all return or unearned premiums directly to Agent and not to Borrower and Agent jointly.  Borrower and Grantors shall not take out any insurance without having Agent named as loss payee or additional insured thereon.

Section 6.5           Inspections; Examinations.

Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time to exhibit and deliver to Agent copies of any and all of Borrower’s financial statements, or other accounting records of any sort in the accountant's or auditor's possession and copies of all reports submitted to Borrower by such accountants or auditors, including management letters, “comment” letters and audit reports, and to disclose to Agent any information they may have concerning Borrower’s financial status and business operations.  Borrower further authorizes all federal, state and municipal authorities to furnish to Agent copies of reports or examinations relating to any Borrower, whether made by Borrower or otherwise.  The officers of Agent, or such Persons as any of them may designate, may visit and inspect any of the properties of Borrower, examine (either by Agent’s employees or by independent accountants) any of the Collateral or other assets of Borrower, including the books of account of Borrower, and discuss the affairs, finances and accounts of Borrower with its officers and with its independent accountants, at such times as Agent may desire.

Section 6.6           Bank Accounts.

Borrower will maintain its primary deposit, cash management and operating accounts with Bank, including without limitation the Loan Account referred to herein.

Section 6.7           Maintenance of Management.

Borrower will cause its business to be continuously managed by its present management or such other persons (serving in such management positions) as may be reasonably satisfactory to Agent.

Section 6.8           Notices.

Borrower will promptly notify Agent of (a) any action or proceeding brought against Borrower or any Guarantor wherein such action or proceeding would, if determined adversely to Borrower or any Guarantor result in liability of Borrower or any Guarantor in excess of $100,000 individually, or $500,000 in the aggregate, (b) the occurrence of any Event of Default, (c) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default, (d) the failure of Borrower or any Guarantor to observe any of its undertakings under the Loan Documents, (e)any closure of a Mortgaged Property for business for a period of more than two (2) consecutive days, (f) any change in the franchise brand name under which a Mortgaged Property is operated, (g) any default or potential default under any material Indebtedness of a Credit Party, as described in Section 8.8 hereof or (h) any material adverse change in the assets, business, operations or financial condition of Borrower.

Section 6.9           Appraisals.

Agent shall have the right, (a) in the exercise of its reasonable discretion, and/or (b) upon the request of Required Lenders and/or (c) as required by any applicable governmental authority, in each case at Borrower's cost and expense, to obtain additional or updated Appraisals on any or all of the Mortgaged Properties.

Section 6.10         Environmental Site Assessment Reports.

Borrower shall provide to Agent within sixty (60) days following Closing current environmental site assessment reports in accordance with the requirements set forth in Sections 10.1(b)(v) and 10.4 hereof, for the Mortgaged Properties identified on Schedule 6.10 hereof.

Section 6.11         Further Assurances.

Upon the request of the Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents for filing under the provisions of the UCC or any other applicable laws which are necessary or advisable to maintain in favor of the Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Credit Parties under, the Loan Documents and all applicable laws.

Section 6.12         Post-Closing Covenants.

(a)           On or before the date that is sixty (60) days after the Closing Date, the Agent shall have received a customary comfort letter from the Qualified Franchisor and the Qualified Manager for each Mortgaged Property, each in form and substance reasonably satisfactory to the Agent.

(b)           On or before the date that is thirty (30) days after the Closing Date, the Agent shall have received the following:

(i)           Evidence in form and substance reasonably satisfactory to Agent that each Mortgaged Property is in compliance with all applicable zoning laws; and

(ii)           A survey of each Mortgaged Property dated not more than six (6) months prior to the Closing Date and otherwise in accordance with the requirements of Section 10.1(b)(iii) and in form and substance reasonably satisfactory to Agent.

ARTICLE VII
FINANCIAL COVENANTS

The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Obligations and all other amounts owing to the Agent or any Lender hereunder are paid in full, that:

Section 7.1           Fixed Charge Coverage Ratio.

Borrower, on a consolidated basis with the Trust, shall maintain the Minimum Fixed Charge Coverage Ratio, commencing with the Fiscal Quarter ended September 30, 2010.

Section 7.2           Total Funded Debt to Gross Asset Value.

Borrower, on a consolidated basis with the Trust, shall maintain a ratio of Total Funded Debt to Gross Asset Value of not more than 0.65:1.00, calculated as of the last day of each Fiscal Quarter.

Section 7.3           Tangible Net Worth.

(a)           Borrower, on a consolidated basis with the Trust, shall maintain a minimum Tangible Net Worth, calculated as of June 30, 2010, of not less than Five Hundred Million Dollars ($500,000,000).

(b)           Borrower, on a consolidated basis with the Trust, shall maintain a minimum Tangible Net Worth calculated on a cumulative basis as of December 31, 2010 and as of the end of each subsequent Fiscal Year in an amount not less than the sum of (i) Five Hundred Million Dollars ($500,000,000) plus (ii) 100% of Borrower’s and the Trust’s undistributed net income (with no reduction for losses) for such Fiscal Year plus (iii) 75% of the net proceeds of any equity offering of the Borrower or the Trust occurring after June 30, 2010.

(c)           Borrower, on a consolidated basis with the Trust, shall maintain a minimum Tangible Net Worth calculated on a cumulative basis as of the end of each subsequent Fiscal Year in an amount not less than the sum of (i) the required Tangible Net Worth for the prior Fiscal Year plus (ii) 100% of Borrower’s and the Trust’s undistributed net income (with no reduction for losses) for such Fiscal Year plus (iii) 75% of the net proceeds of any equity offering of the Borrower or the Trust occurring during such Fiscal Year.

Section 7.4           Distributions.

The Credit Parties’ and Subsidiaries’ aggregate distributions (other than Preferred Distributions) on their Capital Stock or with respect to any interest or participation in, or measured by, its profits, other than Capital Stock held directly or indirectly by another Credit Party, with respect to any Fiscal Year shall not exceed ninety-five percent (95%) of Adjusted Funds from Operations for such Fiscal Year; provided, that to the extent no Event of Default then exists or will result from same, each Credit Party and each other Subsidiary (including any TRS) shall be permitted to make Restricted Payments, directly or indirectly, to the Trust to permit the Trust to make distributions to the holders of its Capital Stock to the extent necessary to maintain the Trust’s status as a REIT for federal income tax purposes and as necessary to avoid the imposition of income or excise taxes on the Trust.

Section 7.5           Certain Indebtedness.

(a)           The aggregate of all accounts receivable, notes receivable and loans receivable or due from officers, employees or Affiliates of the Borrower shall not exceed One Hundred Twenty-Five Million Dollars ($125,000,000) as of June 30, 2010 and at all times thereafter.

(b)           Borrower shall at all times maintain a ratio of Variable Rate Debt to Total Funded Debt of not more than 0.30:1.00.  For purposes of the calculation required pursuant to this clause 7.5(b), Variable Rate Debt shall not include (i) any Indebtedness subject to a Hedging Agreement which provides that the Borrower shall pay to the Hedging Agreement Provider an amount equal to the interest accruing at a fixed rate set forth in such Hedging Agreement on a notional amount equal to the aggregate principal amount of such Variable Rate Debt or (ii) subject to Agent's approval, any Indebtedness subject to a Hedging Agreement which is an interest rate cap agreement or other similar agreement or arrangement intended to hedge interest rate exposure on Variable Rate Debt.

Section 7.6           Changes to Financial Covenants.

Lenders may condition any renewal of the Expiration Date upon revision of the foregoing financial covenants, as Lenders in their reasonable discretion may require prior to the date that Agent must give Borrower notice of renewal.

Section 7.7	Mandatory Repayment; Addition of Mortgaged Property to Collateral.

In the event the aggregate amount of outstanding Loans and Letter of Credit Obligations exceeds the lesser of (a) the Committed Amount or (b) the Borrowing Base, Borrower shall (i) repay the outstanding Loans or Letter of Credit Obligations in an amount sufficient to cause the aggregate amount of outstanding Loans and Letter of Credit Obligations to not exceed the lesser of the Committed Amount or the Borrowing Base and/or (ii) add Mortgaged Property to the Collateral, subject to the applicable requirements of Section 13.10 hereof, the Appraised Value of which additional Mortgaged Property, when added to the Appraised Value of all other Mortgaged Properties included in the Collateral, will cause the aggregate amount of outstanding Loans and Letter of Credit Obligations to not exceed the Borrowing Base.

ARTICLE VIII
NEGATIVE COVENANTS

The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Obligations and all other amounts owing to the Agent or any Lender hereunder are paid in full, that:

Section 8.1           Limitation on Indebtedness.

The Credit Parties will not, contract, create, incur, assume or permit to exist any Indebtedness, except:

(a)           Indebtedness arising or existing under this Agreement and the other Loan Documents and Indebtedness constituting permanent mortgage financing for a hotel property;

(b)           Indebtedness of the Credit Parties existing as of the Closing Date as referenced in the financial statements referenced in Section 5.5 (and set out more specifically in Schedule 8.1) hereto and renewals, refinancings or extensions thereof in a principal amount not in excess of the original principal balance thereof, except if such excess arises from an increase in the value of collateral, as demonstrated by an Appraisal;

(c)           Indebtedness of the Credit Parties incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset; provided that (i) such Indebtedness when incurred shall not exceed the purchase price for each acquired asset or cost of construction for such constructed asset; and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the original principal balance thereof, except if such excess arises from an increase in the value of collateral, as demonstrated by an Appraisal;

(d)           Unsecured intercompany Indebtedness among the Credit Parties; provided that any such Indebtedness shall be (i) fully subordinated to the Obligations hereunder on terms reasonably satisfactory to the Agent and (ii) evidenced by promissory notes which shall be pledged to the Agent as Collateral for the Obligations;

(e)           Indebtedness and obligations owing under Hedging Agreements entered into in order to manage existing or anticipated interest rate risks and not for speculative purposes; and

(f)           Guaranty Obligations in respect of Indebtedness of a Credit Party to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 8.1.

Section 8.2           Guaranties.

Borrower shall not, directly or indirectly, guarantee, endorse (other than for collection or deposit in the ordinary course of business), discount, sell with recourse or for less than the face value or agree (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any Indebtedness, obligations or liabilities of any Person other than an Affiliate.

Section 8.3           Disposition of Assets.

The Credit Parties shall not sell, lease, transfer or otherwise dispose of (a) all or substantially all of its property or assets, or (b) any material portion of its property or assets unless, in the case of (b) herein, following any such sale, lease, transfer or other disposition, Borrower shall be in compliance with the covenants contained in Article VII herein, calculated as of the date immediately following such sale, lease, transfer or other disposition, and the applicable requirements of Sections 4.14 and 13.10 herein.

Section 8.4           Liens.

Borrower shall not create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind (including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) on its property or assets, whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom, except Permitted Liens.

Section 8.5           Nature of Business.

None of the Credit Parties will alter the character of its business in any material respect from that conducted as of the Closing Date without the prior written consent of the Required Lenders.

Section 8.6           Consolidation, Merger, Sale or Purchase of Assets.

The Credit Parties will not:

(a)           dissolve, liquidate or wind up their affairs, or sell, transfer, lease or otherwise dispose of their property or assets or agree to do so at a future time, except the following, without duplication, shall be expressly permitted:

(i)            the sale, transfer, lease or other disposition of cash and Cash Equivalents, inventory and materials in the ordinary course of business;

(ii)           Recovery Events; provided that the net proceeds from any such Recovery Event shall be used either (A) to repair or replace the property damaged or taken in such Recovery Event or to purchase or otherwise acquire new assets or property within one hundred eighty (180) days (or such longer period of time (not to exceed 360 days) as may be permitted pursuant to the lease of the property damaged in such Recovery Event) of receipt of such net proceeds and the Borrower shall deliver to the Agent a certificate stating that Credit Parties intend to use such net proceeds in such manner, it being expressly agreed that any net proceeds not so reinvested shall be applied to prepay Loans and cash collateralize Letter of Credit Obligations immediately thereafter, or (B) to prepay Loans and cash collateralize Letter if Credit Obligations;

(iii)           the sale, lease, transfer or other disposition of machinery, parts and equipment no longer used or useful in the conduct of the business of the Credit Parties or any of their Subsidiaries;

(iv)           the sale, lease or transfer of property or assets (at fair value) between any Credit Parties;

(v)           the liquidation or voluntary dissolution of a Credit Party so long as such liquidation or dissolution is not reasonably likely to have a Material Adverse Effect and, in connection therewith, either (A) all of the remaining assets of such entity are transferred to a Credit Party, or (B) all consideration received by such Credit Party in connection with the liquidation of its assets is used to make a prepayment of the Loan; and

(vi)          any disposition of property or assets permitted by Section 8.3.

 (b)  purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or substantially all of the property or assets of any Person, or (ii) enter into any transaction of merger or consolidation, except for (A) Investments or acquisitions permitted pursuant to Section 8.7 and (B) the merger of any Credit Party with and into another Credit Party, so long as (A) a Borrower is the surviving entity of any such merger among a Borrower and any other Credit Party, (B) the security interests granted to the Agent for the benefit of the Secured Parties pursuant to the Collateral Documents in the assets of the Credit Parties so merged shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger), (C) no Person other than the surviving Credit Party receives any consideration in respect or as a result of such transaction and (D) the financial condition of the surviving Credit Party is the same or better than the financial condition of such Credit Party prior to the merger.

This Section 8.6 shall not prohibit or otherwise affect the issuance of Capital Stock or any other equity or debt securities by the Borrower and the Trust in the ordinary course of business.

Section 8.7           Advances, Investments and Loans.

The Credit Parties will not make any Investment except for Permitted Investments, including the Investments described on Schedule 8.7 hereto.

Section 8.8           Default Under Other Indebtedness.

None of the Credit Parties shall permit any of its material Indebtedness to be in default. If any material Indebtedness of a Credit Party is declared or becomes due and payable before its expressed maturity by reason of default or otherwise, or the holder of any such Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Indebtedness to be so due and payable, Borrower will immediately give Agent written notice of such declaration, acceleration or right of declaration.

Section 8.9           Deferred Compensation Plans.

Neither Borrower nor any ERISA Affiliate shall become a participant in, or in any way provide or maintain, any Deferred Compensation Plan for the benefit of any or Borrower’s or any ERISA Affiliates’ employees, or shall contribute to any Multiemployer Plan, without giving Agent prior written notice of such action and executing such related amendments to this Agreement as Agent may request.

Section 8.10         Transactions with Affiliates.

Borrower shall not enter into or conduct any transaction with any Affiliate except on terms that would be usual and customary in a similar transaction between Persons not affiliated with each other and except as disclosed to Agent. Borrower shall not make any loans or extensions of credit to any of its Affiliates, shareholders, directors or officers, except for the existing loans described in Schedule 8.7 attached hereto and loans made in the future in compliance with Section 7.5(a) and Section 8.1(d) herein, as applicable.  Borrower will cause all of its Indebtedness at any time owed to its Affiliates, shareholders, directors and officers to be subordinated in all respects to all present and future Obligations and will not make any payments thereon, except as approved by Required Lenders in writing.

Section 8.11         Restriction on Transfer.

Borrower shall not, and shall not permit its general partner to, directly or indirectly, issue, transfer, sell or otherwise dispose of, or part with control of, or permit the transfer of, any partnership interests of Borrower, as a result of which the Trust shall cease to own, legally and beneficially, at least a majority of all outstanding partnership interests of the Borrower.

Section 8.12         Corporate Changes.

No Credit Party will (a) change its fiscal year, (b) amend, modify or change its articles of incorporation, certificate of formation (or corporate charter or other similar organizational document), partnership agreement, operating agreement or bylaws (or other similar document) in any respect adverse to the interests of the Lenders without the prior written consent of the Agent, (c) amend, modify, cancel or terminate or fail to renew or extend or permit the amendment, modification, cancellation or termination of any of its Material Contracts in any respect adverse to the interests of the Lenders without the prior written consent of the Required Lenders, except in the event such amendment, modification, cancellation or termination could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) change its state of incorporation, organization or formation or have more than one state of incorporation, organization or formation or (e) materially change its accounting method (except in accordance with GAAP) in any manner materially adverse to the interests of the Lenders without the prior written consent of the Required Lenders.  This Section 8.12 shall not prohibit any Credit Party from qualifying to conduct business as a foreign entity in any jurisdiction.

Section 8.13         Limitation on Restricted Actions.

Except as set forth on Schedule 8.13 hereto, the Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party except in compliance with Section 7.5(a) herein, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Loan Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(b) or Section 8.1(c); provided that any such restriction contained in any such document referenced in Section 8.1(c) relates only to the asset or assets constructed or acquired in connection therewith, or (iv) any Permitted Lien or any document or instrument governing any Permitted Lien.

Section 8.14         Restricted Payments.

The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except: (a)  Restricted Payments payable in respect of any class of Capital Stock solely in the same class of Capital Stock of such Person; (b) Restricted Payments (directly or indirectly through Subsidiaries) payable to any Credit Party and any other Person that owns any Capital Stock in such Credit Party or Subsidiary, ratably according to their respective holdings of the type of Capital Stock in respect of which such Restricted Payment is being made; (c) contractually required Restricted Payments to holders of minority interests in non-wholly owned Subsidiaries; (d) management and consulting fees pursuant to agreements with other Credit Parties; (e) distributions contemplated by Section 7.4 (including the proviso thereto); (f) Preferred Distributions; (g) purchases, redemptions or other acquisitions of Capital Stock issued by such Subsidiary or Credit Party with the proceeds received from the substantially concurrent issue of new Capital Stock by such Subsidiary or Credit Party, and (h) Restricted Payments by a TRS that is partially or wholly owned by another TRS to its TRS parent entity to the extent necessary to pay any tax liabilities then due (after taking into account any losses, offsets and credits, as applicable) provided that any such Restricted Payments by a TRS shall only be made after it has paid all of its operating expenses currently due or anticipated within the current month and next following month.  In addition, the Credit Parties may request the ability to make additional Restricted Payments, which shall be at the sole discretion of the Agent.

Section 8.15         Negative Pledges.

The Credit Parties will not, nor will they permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon any of their properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Agreement and the other Loan Documents,  (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

Section 8.16                      Name or Address Change.

Borrower shall not change its name or address except upon thirty (30) days prior written notice to Agent and delivery to Agent of any items requested by Agent to maintain perfection and priority of Agent's security interests and access to Borrower's books and records.

Section 8.17                      Material Adverse Contracts.

Borrower shall not become or be a party to any contract or agreement which has a Material Adverse Effect on Borrower's ability to perform under this Agreement or any other agreement with Agent to which Borrower is a party.

ARTICLE IX
ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS

The Credit Parties will maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of its dealings, business and affairs, and will deliver to Agent the following:

Section 9.1                      Annual Statements.

As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Credit Parties, beginning with the close of the current Fiscal Year, the audited annual consolidated and consolidating financial statements for such Fiscal Year, including (a) income and retained earnings statements of the Credit Parties for such Fiscal Year, (b) balance sheet of the Credit Parties as at the end of such fiscal year, and (c) statement of cash flow of the Credit Parties for such Fiscal Year, all setting forth in comparative form the corresponding figures as at the end of the previous Fiscal Year, all in reasonable detail, including all supporting schedules and comments.  The foregoing statements and balance sheets shall be prepared in accordance with GAAP and shall be audited by independent certified public accountants of recognized standing acceptable to Agent in the reasonable exercise of its discretion with respect to which such accountants shall deliver their unqualified opinion.  All references in this Agreement to financial statements of the Credit Parties are intended to mean and refer to consolidated financial statements of the Trust, the Borrower and their Affiliates.

Section 9.2           Quarterly Statements.

As soon as available and in any event within forty-five (45) days after the close of each Fiscal Quarter of the Credit Parties, beginning with the close of the current Fiscal Quarter, (a) the consolidated and consolidating income and retained earnings statements of the Credit Parties for such quarter, (b) the consolidated and consolidating balance sheet of the Credit Parties as of the end of such quarter and (c) the consolidated and consolidating statement of cash flow of the Credit Parties for such quarter, all setting forth in comparative form the corresponding figures as at the end of the corresponding quarter of the previous Fiscal Year (if applicable) all in reasonable detail, subject to year end adjustments and certified by the chief financial officer of each of the Credit Parties to be accurate and to have been prepared in accordance with GAAP.

Section 9.3           Requested Information.

With reasonable promptness, all such other data and information in respect of the condition, operation and affairs of the Credit Parties as Agent may reasonably request from time to time.

Section 9.4           Compliance Certificates.

Together with the annual statements required by Section 9.1 above and the quarterly statements required by Section 9.2 above, a certificate of the chief financial officer of each of the Credit Parties:  (a) stating that such Credit Party has observed, performed and complied with each and every undertaking contained herein, (b) setting forth the information and computations (in sufficient detail) required in order to establish whether such Credit Party was operating in compliance with the financial covenants in Article VII of this Agreement, and (c) certifying that as of the date of such certification, there does not exist any Event of Default or any occurrence or state of affairs which with the giving of notice, passage of time or both would constitute an Event of Default.

Section 9.5           Other Operating Information.

(a)           As soon as available and in any event within twenty (20) days after the close of each Fiscal Quarter of the Credit Parties, beginning with the close of the current Fiscal Quarter, accounts receivable aging reports, accounts payable aging reports and management reports providing for each of Borrower’s properties:  (i) rooms available and rooms occupied for the quarter then ended and year-to-date; (ii) percentage occupancy for the quarter then ended and year-to-date; (iii) average daily rate for the quarter then ended and year-to-date; and (iv) the RevPAR for the quarter then ended and year-to-date.

(b)           As soon as available and in any event within forty-five (45) days after the close of each Fiscal Quarter of the Credit Parties, beginning with the close of the current Fiscal Quarter, EBITDA for each of the Borrower Hotel Properties and for each hotel property owned by Borrower and/or its Affiliates in a joint venture with any third party unaffiliated with Borrower, calculated as of the last day of such Fiscal Quarter for the quarter then ended.

(c)           As soon as available and in any event within forty-five (45) days after the close of each Fiscal Quarter of the Credit Parties, beginning with the close of the current Fiscal Quarter, a management prepared accounts receivable aging report for each development loan.

(d)           As soon as available and in any event within forty-five (45) days after the close of each Fiscal Quarter of the Credit Parties, beginning with the close of the current Fiscal Quarter, a management prepared report of the Net Unencumbered Asset Value of Borrower Properties (and such supplemental information as Agent may request), as of the last day of such Fiscal Quarter for the quarter then ended.

Section 9.6           Annual Budget and Financial Projections.

As soon as available and in any event within sixty (60) days after the close of each Fiscal Year of the Credit Parties, beginning with the close of the current Fiscal Year, an annual budget and financial projections of the Credit Parties for the current Fiscal Year, containing monthly revenue and expenses and a listing of all assumptions related to such budget and projections for such Fiscal Year.

Section 9.7           Earnings Report.

Together with the annual statements required by Section 9.1 above and the quarterly statements required by Section 9.2 above, the Earnings Report of the Credit Parties for such Fiscal Year or Fiscal Quarter, as applicable, in the format attached hereto as Schedule 9.7 with such modifications in format and contents as Agent may reasonably request from time to time, certified by the chief financial officer of the Credit Parties to be accurate and complete.

ARTICLE X
CONDITIONS OF CLOSING

The obligation of Lenders to make available the Line on and after the Closing Date is subject to the performance by Borrower of all of its agreements to be performed hereunder and to the following further conditions:

Section 10.1         Conditions Precedent.

(a)           On or before the Closing Date, the Agent shall have received the following documents, instruments, opinions and certificates, each in form and substance satisfactory to the Agent:

(i)             a duly executed original counterpart of this Agreement and each of the other Loan Documents;

(ii)            the opinions of counsel for the Credit Parties dated the Closing Date, addressed to Agent and the Lenders, addressing such matters as the Agent and the Lenders may reasonably request;

(iii)           a certificate, dated the Closing Date, signed by the appropriate officer of the Borrower, certifying:  (A) that attached thereto is a copy of the certificate of limited partnership of the Borrower and all amendments thereto certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization, and that such organizational documents have not been amended since such date; (B) that attached thereto is a true and correct copy of the partnership agreement of the Borrower as in effect on the Closing Date; (C) that attached thereto is a true and correct copy of resolutions adopted by the general partner of the Borrower, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, as applicable; and (D) as to the incumbency and genuineness of the signature of each representative of the Borrower executing this Agreement or any of the other Loan Documents;

(iv)          a certificate of good standing for the Borrower from the Commonwealth of Virginia and a certificate of authority to transact business from any jurisdiction where Borrower is required to be licensed to transact business;

(v)           a certificate of each Guarantor, dated the Closing Date, signed by the appropriate officer of such Guarantor, certifying:  (A) that attached thereto is a copy of the charter and governing documents of such Guarantor and all amendments thereto certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization, and that such documents have not been amended since such date; (B) that attached thereto is a true and correct copy of the bylaws, partnership agreement, operating agreement or other governing documents of such Guarantor as in effect on the Closing Date; (C) that attached thereto is a true and correct copy of resolutions adopted by the governing body of such Guarantor, authorizing the execution, delivery and performance of the Loan Documents to which it is a party; and (iv) as to the incumbency and genuineness of the signature of each officer of the Guarantor executing the Loan Documents;

(vi)           a certificate of good standing for each Guarantor from its jurisdiction of organization and a certificate of authority to transact business from any jurisdiction where any Guarantor is required to be licensed to transact business;

(vii)          a certificate of  the chief financial officer of the Borrower as to the solvency of the Borrower, in form acceptable to the Agent;

(viii)         such financial statements relating to Borrower as the Agent may reasonably require;

(ix)           any governmental approvals required in connection with the financings contemplated by this Agreement;

(x)            the initial Line Request; and

(xi)           such other documents, instruments, opinions, certificates, approvals or consents as Agent may reasonably request.

(b)           No less than ten (10) days before the Closing Date the Agent shall have received:

(i)           mortgagee title insurance commitments (each, a “Title Commitment”) dated within forty-five (45) days prior to the Closing Date, each of which provides for the issuance of a policy or policies that shall:  (A) be in an amount not less than sixty-five percent (65%) of the Appraised Value of the Mortgaged Property subject to the Mortgage insured under such policy; (B) insure that each of the Mortgages creates a valid first lien on the Mortgaged Property free and clear of all defects and encumbrances (except those acceptable to the Agent); (C) name the Agent as the insured party thereunder; (D) be in the form of ALTA Loan Policy-2006 or other form approved by the Agent; (E) provide mechanic’s lien protection; and (F) contain such endorsements and effective coverage as Agent may reasonably require, including without limitation an ALTA Form 3 Zoning Endorsement, an ALTA Form 6 Variable Rate Endorsement, an ALTA Form 9 Comprehensive Endorsement, a usury endorsement, an access endorsement, a “same as survey” endorsement, a separate tax parcel endorsement, a doing business endorsement, a first loss endorsement, a tie-in endorsement, a last dollar endorsement, and a “future advances” endorsement, or the equivalent;

(ii)            copies of all exceptions to title coverage listed in the Title Commitment and copies of all recorded plats referenced in the Title Commitment or an exception to title coverage;

(iii)           one (1) print of a current (dated not more than six (6) months before the Closing Date, but more recently if new construction is underway) physical survey of the Land certified to the Agent and the title insurance company, in a manner acceptable to each of them, by an independent professional licensed land surveyor, which survey shall indicate, without limitation, the following:  (A) all boundaries of the Land with a metes and bounds description (course and distance indicated); (B) the course and distance to and names of the nearest intersecting public street or roads; (C) the locations on the Land and dimensions of all the Improvements and the established building setback lines; (D) the lines of streets abutting the Land and width thereof; (E) all access and other easements appurtenant to the Land necessary or desirable to use the Land; (F) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the Land, whether recorded, apparent from a physical inspection of the Land or otherwise known to the surveyor; (G) any encroachments on any adjoining property by the Improvements on the Land; and (H) if the Land is described as being on a filed map, a legend relating the survey to said map, all in form satisfactory to the Agent; together with a certification as to the location of the Land or the Improvements in any “special flood hazard” area within the meaning of the Federal Flood Disaster Protection Act of 1973;

(iv)           an Appraisal of each Mortgaged Property acceptable to the Agent and the Lenders, supporting a ratio of (A) the aggregate principal amount of outstanding Loans plus Letter of Credit Obligations to (B) the aggregate Appraised Value of the Mortgaged Properties of 65% or less;

(v)           evidence that each Mortgaged Property complies with applicable laws and regulations pertaining to the protection and preservation of the environment.  Such evidence shall include, without limitation, an environmental site assessment report by an environmental engineer satisfactory to Agent and Lenders, who may conduct soil and chemical testing, addressing the probability of toxic or hazardous waste on, at or adjacent to the Land, in soil or water, taking into consideration the history of the Land, including an identification of all owners and tenants for at least the most recent forty (40) years and its uses, adjacent land uses and the result of a site inspection by such engineer, and certifying that there are no hazardous or toxic wastes on or at the Land.  In addition, if fill dirt is at any time to be brought to the Land from another tract of land, the Agent shall require similar evidence regarding such other tract prior to such fill dirt being placed on the Land; and

(vi)           a management prepared accounts receivable aging report acceptable to Agent for each development loan, including a description of internal policies and procedures relating to development loans.

(c)           On or before the Closing Date the Agent shall have received:

(i)             a mortgagee’s title insurance policy dated no later than the  Closing Date, issued pursuant to the Title Commitment and showing no exceptions to title coverage not previously approved by the Agent and included in the Title Commitment, together with evidence that all premiums in respect of such policy have been paid;

(ii)            evidence satisfactory to the Agent that the Mortgages and the Assignments of Leases have been properly delivered for recording;

(iii)           evidence satisfactory to Agent that all Uniform Commercial Code financing statements necessary to perfect the security interests granted to the Agent pursuant to the Collateral Documents have been delivered for recording in all appropriate offices and that each such security interest constitutes a valid, perfected, first-priority security interest in favor of the Agent, which evidence shall include, without limitation, official UCC search reports from all appropriate offices;

(iv)           evidence of insurance in form and substance satisfactory to the Agent and Lenders upon the collateral described in the Collateral Documents and the business of the Borrower, which must:  (1) include fire, vandalism, terrorism and malicious mischief coverage; (2) be in an amount sufficient to avoid co-insurance liability and equal to the total replacement value of the Improvements with extended coverage endorsement covering all Improvements located on the Land; (3) business interruption insurance in amounts and with coverages (not less than 6 months) satisfactory to the Agent; (4) be issued by a company approved by the Agent and licensed to transact business in the state where the Land is located; (5) contain a standard mortgagee clause designating the Agent as mortgagee and lender loss payee; and (6) contain provisions providing for written notice to the Agent at least thirty (30) days prior to any cancellation, termination, or modification thereof or of any coverage therein;

(v)            evidence of liability insurance in form and in amount satisfactory to the Agent issued by a company approved by the Agent and licensed to transact business in the state where the Land is located;

(vi)           an independent flood certification made by the Agent or its representative or agent, which shall be in form and substance satisfactory to the Agent and support a finding that none of the Land or the Improvements, are in any “special flood hazard” area within the meaning of the Federal Flood Disaster Protection Act of 1973;

(vii)          evidence of compliance of the Mortgaged Properties with all zoning requirements;

(viii)         evidence satisfactory to the Agent that documentation to effect the release and termination of all mortgages, assignments of rents and leases and UCC-1 financing statements securing obligations under the Existing Loan Agreement has been delivered for recording;

(ix)           payment by Borrower of all fees and expenses owed by Borrower to the Agent and the Lenders, including payment to the Agent of the fees set forth in the Fee Letter; and

(x)            copies of all security agreements or instruments constituting liens or encumbrances on any portion of the Mortgaged Properties or on any property located on the Land, and related UCC-1 financing statements.

Section 10.2         Representations and Warranties.

All representations and warranties of the Credit Parties set forth in the Loan Documents will be true at and as of the Closing Date.

Section 10.3         No Default.

No condition or event shall exist or have occurred which would constitute an Event of Default or a Potential Default.

Section 10.4         Environmental Matters.

Agent shall have received a report from an environmental consultant or engineer acceptable to Agent, satisfactory in form and substance to Agent as to such environmental matters pertaining to the Mortgaged Properties as Agent may require.

Section 10.5         Additional Documents.

Copies of record searches (including UCC searches and judgments, suits, tax and other lien searches) confirming that Agent, upon execution, delivery and, where applicable, recordation of the Collateral Documents, will have a first priority security interest in the Collateral (including the Mortgaged Property), acceptable to Agent, shall have been delivered to Agent.

Section 10.6         No Material Adverse Change.

As of the Closing Date, the Agent shall be satisfied that there has been no Material Adverse Change, and that all information, representations and materials submitted to the Agent by the Credit Parties in connection with the Loan are accurate and complete in all material respects.

ARTICLE XI
CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES

Subsequent advances under the Line and issuances of Letters of Credit shall be conditioned upon the following conditions and each Line Request and request for the issuance of a Letter of Credit shall constitute a representation by the Credit Parties to Agent that each condition has been met or satisfied:

Section 11.1         Representations and Warranties.

All representations and warranties of the Credit Parties contained herein or in the Loan Documents shall be true at and as of the date of such advance as if made on such date, and each Line Request and request for the issuance of a Letter of Credit shall constitute reaffirmation by the Credit Parties that such representations and warranties are then true.

Section 11.2         No Default.

No condition or event shall exist at or as of the date of such advance which would constitute an Event of Default hereunder or a Potential Default.

Section 11.3         Additional Conditions.

All applicable conditions set forth in Article II hereof shall have been satisfied including, without limitation, delivery to Agent of a completed and duly executed Line Request.

Section 11.4         Other Requirements.

Agent shall have received all certificates, authorizations, affidavits, schedules and other documents which are provided for hereunder or under the Loan Documents, or which Agent may reasonably request.

ARTICLE XII
DEFAULT AND REMEDIES

Section 12.1         Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a)           Payment.

(i)             Borrower shall fail to pay any principal on any Loan on the date when due in accordance with the terms hereof (including, without limitation, any mandatory prepayment); or

(ii)            Borrower shall fail to reimburse the Issuing Lender for any Letter of Credit Obligations on the date when due in accordance with the terms hereof; or

(iii)           Borrower shall fail to pay any interest on any Loan or any fee or other amount payable hereunder (other than amounts referred to in clauses (i) and (ii) above) within three (3) Business Days following the date when due in accordance with the terms hereof; or

(iv)           Any Guarantor shall fail to pay on the its Guaranty in respect of any of the foregoing, on demand; or

(b)           Misrepresentation.

Any representation or warranty made or deemed made herein, in the Collateral Documents or in any of the other Loan Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

(c)           Covenant.

A Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained herein and, in the event such breach or failure to comply is capable of cure, such breach or non-compliance is not cured within ten (10) days after its occurrence; or

(d)           Cross Default.

A Credit Party shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Obligations) in a principal amount outstanding of at least $100,000 in the aggregate for the Credit Parties beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness in a principal amount outstanding of at least $1,000,000 in the aggregate for the Credit Parties or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or (iii) breach or default any Hedging Agreement; or

(e)           Bankruptcy.

(i)            Any Credit Party or any of their Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Credit Party or any of their Subsidiaries shall make a general assignment for the benefit of its creditors; or

(ii)            There shall be commenced against any Credit Party or any of their Subsidiaries, any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or

(iii)           There shall be commenced against any Credit Party or any of their Subsidiaries, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(iv)           Any Credit Party or any of their Subsidiaries, shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or

(v)            Any Credit Party or any of their Subsidiaries, shall generally not, or shall be unable to, or shall admit in writing their inability to, pay its debts as they become due; or

(f)           Dissolution.

Any Credit Party or any of their Subsidiaries shall commence any reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, or composition other than as expressly permitted by Section 8.6 hereof; or

(g)           Judgment.

One or more judgments or decrees shall be entered against a Credit Party or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by insurance) of $100,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within ten (10) Business Days from the entry thereof or any injunction, temporary restraining order or similar decree shall be issued against a Credit Party or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(h)          Invalidity of Loan Documents or Liens.

Any covenant, agreement or obligation of any party contained in or evidenced by any of the Loan Documents shall cease to be enforceable in accordance with its terms, or any party (other than the Agent or the Lenders) to any Loan Document shall deny or disaffirm its obligations under any of the Loan Documents, or any Loan Document shall be canceled, terminated, revoked or rescinded without the express prior written consent of the Lenders required pursuant to Section 17.9 hereof, or any action or proceeding shall have been commenced by any Person (other than the Agent or any Lender) seeking to cancel, revoke, rescind or disaffirm the obligations of any party to any Loan Document, or any court or other Governmental Authority shall issue a judgment, order, decree or ruling to the effect that any of the obligations of any party to any Loan Document are illegal, invalid or unenforceable, or any Credit Party or any other Person (other than Agent or any Lender) asserts the invalidity of any Lien created under any Loan Document or any Loan Document shall for any reason cease to create a valid and perfected first lien (subject to any Permitted Liens) in favor of Agent on the Collateral purported to be covered thereby.

(i)           Change in Control.

The occurrence of a Change in Control.

(j)           ERISA.

Any of the following events occurs or exists with respect to Borrower (or any ERISA Affiliate):  (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4202 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Agent subject any Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate would have a Material Adverse Effect.

Section 12.2         Acceleration; Remedies.

Upon the occurrence and during the continuance of an Event of Default, then, and in any such event,

(a)           if such event is an Event of Default specified in Section 12.1(e) or (f) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Loan Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and

(b)           if such event is any other Event of Default, any or all of the following actions may be taken:  (i) with the written consent of the Required Lenders under any Commitment, the Agent may, or upon the written request of such Required Lenders, the Agent shall, by written notice to Borrowers declare such Commitment to be terminated forthwith, whereupon such Commitment shall immediately terminate; (ii) with the written consent of the Required Lenders, the Agent may, or upon the written request of the Required Lenders, the Agent shall, by written notice to Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith and direct the Borrowers to pay to the Agent cash collateral as security for the Letter of Credit Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; and/or (iii) with the written consent of the Required Lenders, the Agent may, or upon the written request of the Required Lenders, the  Agent shall, exercise such other rights and remedies as provided under the Loan Documents and under applicable law, providing such notices thereof to Borrowers as may be required by applicable law.

ARTICLE XIII
THE AGENT

Section 13.1         Appointment of Agent.

(a)           Each Lender hereby designates the Agent to act as herein specified.  Each Lender hereby irrevocably authorizes, and each holder of any Note or participation in any Letter of Credit by the acceptance of a Note or participation shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof.  Except as otherwise provided in this Agreement or the Fee Letter, the Agent shall hold all Collateral and all payments of principal, interest, fees and charges and expenses received pursuant to this Agreement or any other Loan Document for the ratable benefit of the Lenders.  The Agent may perform any of its duties hereunder by or through its agents or employees.

(b)           The provisions of this Article XIII are solely for the benefit of the Agent and the Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions hereof (other than Section 13.9).  In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower.

Section 13.2         Nature of Duties of Agent.

The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement.  Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct.  The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein.

Section 13.3         Lack of Reliance on Agent.

(a)           Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of Borrower in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Borrower, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

(b)           The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement or the Notes or the financial or other condition of Borrower.  The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Notes (other than to confirm receipt of the items required to be delivered to Agent in Article X), or the financial condition of Borrower, or the existence or possible existence of any Default or Event of Default, unless expressly provided in this Agreement or specifically requested to do so in writing by any Lender.

Section 13.4         Certain Rights of the Agent.

Without limiting Agent's rights and discretion under any provisions hereof, the Agent shall have the right to request instructions from the Required Lenders or, as required, each of the Lenders.  If the Agent shall request instructions from the Required Lenders or each of the Lenders, as the case may be, with respect to any act or action (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders or each of the Lenders, as the case may be, and the Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or each of the Lenders, as the case may be.

Section 13.5         Reliance by Agent.

The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person.  The Agent may consult with legal counsel (including counsel for Borrower with respect to matters concerning Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 13.6         Indemnification of Agent.

To the extent the Agent is not reimbursed and indemnified by Borrower (and without limiting its obligation to do so), each Lender will reimburse and indemnify the Agent, in proportion to its Commitment Percentage, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct.

Section 13.7         The Agent in its Individual Capacity.

With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, its participation in Letters of Credit issued hereunder, and all of its rights and obligations as a Lender hereunder and under the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms “Lenders”, “Required Lenders”, “holders of Notes”, or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity.  The Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any Affiliate of Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same with the Lenders.

Section 13.8         Holders of Notes.

The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

Section 13.9         Successor Agent.

(a)           The Agent may, upon five (5) Business Days’ notice to the Lenders and Borrower, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 13.9(a)) by giving written notice thereof to the Lenders and Borrower.  Upon any such resignation, the Required Lenders shall have the right, upon five (5) days’ notice, to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation, then, upon five (5) days’ notice, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $500,000,000.  Notwithstanding anything herein to the contrary, so long as no Event of Default shall have occurred and be continuing, any successor Agent (whether appointed by the Required Lenders or the Agent) shall have been approved in writing by Borrower (such approval not to be unreasonably withheld).

(b)           Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article XIII shall inure to its benefit or otherwise apply as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

Section 13.10       Collateral Matters.

(a)           Each Lender authorizes and directs the Agent to enter into the Collateral Documents and accept the other Loan Documents for the benefit of the Lenders.  Agent is hereby authorized, on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action, in its sole discretion, with respect to any Collateral or Loan Document which may be necessary or appropriate to perfect and maintain perfection of or enforce the Liens upon the Collateral granted pursuant to the Collateral Documents.

(b)           The Lenders hereby authorize the Agent to release, at the sole cost and expense of the Borrower, any Lien granted to or held by the Agent upon any Collateral and to accept Substitute Collateral or Additional Collateral in accordance with Section 4.14 hereof, in accordance with the following requirements:

(i)             Agent may accept Substitute Collateral or Additional Collateral if approved, authorized or ratified in writing by the Required Lenders, which approval, authorization or ratification under this clause shall not be unreasonably withheld;

(ii)            Agent, at its option and in its discretion (except in circumstances requiring the consent of Lenders as set forth in Section 17.9(b) hereof), may release any Lien granted to or held by Agent upon any Collateral if, after giving effect to the release of such Lien upon the Collateral, the aggregate amount of all Loans outstanding does not exceed the Borrowing Base; and

(iii)           Agent may not release any Lien granted to or held by Agent upon any Collateral if, after giving effect to the release of such Lien upon the Collateral, the aggregate amount of all Loans outstanding exceeds the Borrowing Base, unless such release has been approved by all Lenders.

Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant to this Section 13.10(b).

(c)           Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request by Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to), at Borrower’s sole cost and expense, execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower in respect of) all interests retained by Borrower, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.  In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the proceeds of any such sale, transfer or foreclosure shall be allocated among Agent and Lenders in accordance with Section 4.9(a) herein.

(d)           The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by a Credit Party or is cared for, protected or insured or that the liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Section 13.10 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent’s own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

Section 13.11       Actions with Respect to Defaults.

In addition to the Agent’s right to take actions on its own accord as permitted under this Agreement, the Agent shall take such action with respect to a Potential Default or Event of Default as shall be directed by the Required Lenders or all of the Lenders, as the case may be; provided that, until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable and in the best interests of the Lenders, including without limitation, exercising any right of offset in respect of the Collateral.

Section 13.12       Delivery of Information.

The Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from Borrower, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Loan Document except (a) copies of all financial statements, compliance certificates, and credit or other information with respect thereto, and information of the kind described in Section 10.1, received by Agent, (b) as otherwise specifically provided in this Agreement or any other Loan Document and (c) as specifically requested from time to time in writing by any Lender with respect to a specific document instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request.

Section 13.13       Disbursements to Lenders.

(a)           The Agent shall pay to each Lender, from the interest actually received by Agent from Borrower, a sum equal to the interest calculated for the actual number of days elapsed on the basis of a year of 360 days, on each Lender’s outstanding balance of its Loans at the rate equal to the applicable rate of interest with respect to such Lender’s Commitment Percentage of the Loans outstanding.  Each payment (including each prepayment) of principal received by Agent from Borrower on account of the principal of the Loans shall be disbursed to the Lenders pro rata according to each Lender’s Commitment Percentage of the principal amount of the Loans outstanding.  Agent shall make such payments to Lenders on the day Agent receives payment from Borrower, if payment is received by Agent at or before 11:00 a.m., or on the next Business Day following the day Agent receives payment from Borrower, if payment is received by Agent after 11:00 a.m.  Any payment from Borrower that is not timely disbursed by Agent to Lenders in accordance with the preceding sentence shall bear interest payable by Agent to Lenders at a rate equal to the interest rate then applicable to Prime Rate Loans.  If Agent should for any reason receive less than the full amount of the interest or other compensation due under the Loan Documents, each Lender’s share of such interest or compensation shall decrease in proportion to each Lender’s Commitment Percentage; however, each Lender will continue to be owed the unpaid amount and this shall in no way reflect a waiver of the obligation of Borrower to pay the full amount owed to the Lenders.

(b)           If any such payment received by Agent is rescinded, determined to be unenforceable or invalid or is otherwise required to be returned for any reason at any time, whether before or after termination of this Agreement and the Loan Documents, each Lender will, upon written notice from the Agent, promptly pay over to Agent its Commitment Percentage of the amount so rescinded, held unenforceable or invalid or  required to be returned, together with interest and other fees thereon if also required to be rescinded or returned.

(c)           If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (x) notify the Agent of such fact, and (y) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)            the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant.

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Laws, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.  If under applicable bankruptcy, insolvency or any similar law any Lender receives a secured claim in lieu of a set-off or counterclaim to which this Section 13.13(c) applies, such Lender shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Lender is entitled under this Section 13.13(c) to share in the benefits of the recovery of such secured claim.

(c)           In the event that any Lender shall receive any payments in reduction of the Obligations in an amount greater than its applicable Commitment Percentage in respect of indebtedness to Lenders evidenced hereby (including, without limitation, amounts obtained by reason of setoffs), such Lender shall hold such excess in trust (to the extent such Lender is lawfully able to do so) for Agent (on behalf of all other Lenders) and shall promptly remit to Agent such excess amount so that the amounts received by each Lender hereunder shall at all times be in accordance with its applicable Commitment Percentage.

ARTICLE XIV
COMMUNICATIONS AND NOTICES

Section 14.1         Communications and Notices.

All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by telecopy with the original forwarded by first-class mail, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

To Credit Parties:	Hersha Hospitality Limited Partnership Hersha Hospitality Trust 44 Hersha Drive Harrisburg, PA 17102 Attention: Ashish R. Parikh, CFO Facsimile No.: 215-238-0157

With a copy to:	Franklin Firm, LLP Penn Mutual Towers 510 Walnut Street, 9th Floor Philadelphia, PA 19106 Attention: Thea Parent, Esquire Facsimile No.: 267-238-1874

To Agent:	TD Bank, N.A. 2005 Market Street, 2nd Floor Philadelphia, PA 19103 Attention: Thomas E. Lunny, Vice President Facsimile No.: 215-557-6209

With a copy to:	Obermayer Rebmann Maxwell & Hippel LLP 1617 John F. Kennedy Boulevard, 19th Floor Philadelphia, PA 19103 Attention: John V. O’Hara, Esquire Facsimile No.: 215-665-3165

Section 14.2         Electronic Communications.

(a)           Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent.

(b)           Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

ARTICLE XV
WAIVERS

Section 15.1         Waivers.

(a)           In connection with any proceedings under the Loan Documents, including without limitation any action by Agent in replevin, foreclosure or other court process or in connection with any other action related to the Loan Documents or the transactions contemplated hereunder, each of the Credit Parties waives:

(i)             all errors, defects and imperfections in such proceedings;

(ii)           all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

(iii)           all rights to inquisition on any real estate, which real estate may be levied upon pursuant to a judgment obtained under any of the Loan Documents and sold upon any writ of execution issued thereon in whole or in part, in any order desired by Agent;

(iv)           presentment for payment, demand, notice of demand, notice of non-payment, protest and notice of protest of any of the Loan Documents, including the Line Note;

(v)            any requirement for bonds, security or sureties required by statute, court rule or otherwise;

(vi)           any demand for possession of Collateral prior to commencement of any suit; and

(vii)          all rights to claim or recover attorney's fees and costs in the event that Borrower is successful in any action to remove, suspend or enforce a judgment entered by confession.

(b)           To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender, each Agent, Arranger and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages  (as opposed to direct or actual damages) (whether or not the claim therefore is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 15.2         Forbearance.

Subject to Section 17.9 hereof, Agent may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to the Credit Parties; provided that Agent  shall obtain the consent of Required Lenders to forbear for a period exceeding five (5) Business Days.

Section 15.3         Limitation on Liability.

Each Credit Party shall be responsible for and Agent and Lenders are hereby released from any claim or liability in connection with:

(a)           Safekeeping any Collateral;

(b)           Any loss or damage to any Collateral;

(c)           Any diminution in value of the Collateral; or

(d)           Any act or default of another Person.

Agent and each Lender shall only be liable to the Credit Parties for any act or omission on its part constituting gross negligence or willful misconduct.  In the event that Agent or any Lender breaches its required standard of conduct, Borrower agrees that Agent's or Lender’s liability, as the case may be, shall be only for direct damages suffered and shall not extend to consequential or incidental damages. In the event Borrower brings suit against Agent or any Lender in connection with the transactions contemplated hereunder and Agent or such Lender, as applicable, is found not to be liable, Borrower will indemnify and hold Agent and such Lender harmless from all costs and expenses, including attorney's fees, incurred by Agent and such Lender in connection with such suit. This Agreement is not intended to obligate Agent or any Lender to take any action with respect to the Collateral or incur expenses or perform any obligation or duty of Borrower.

ARTICLE XVI
SUBMISSION TO JURISDICTION

Section 16.1         Submission to Jurisdiction.

Each Credit Party hereby consents to the non-exclusive jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agrees that, subject to the Agent's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder may be litigated in such courts, and each Credit Party waives any objection which it may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address set forth in Section 14.1.  Each Credit Party hereby irrevocably appoints any officer, trustee, or partner of either of them as their agent for the purpose of accepting service of any process within the Commonwealth of Pennsylvania.  Nothing contained in this Section 16.1 shall affect the right of Agent to serve legal process in any other manner permitted by law or affect the right of Agent to bring any action or proceeding against a Credit Party or its property in the courts of any other jurisdiction.

ARTICLE XVII
MISCELLANEOUS

Section 17.1         Brokers.

The transaction contemplated hereunder was brought about and entered into by Agent and Borrower acting as principals and without any brokers, agents or finders being the effective procuring cause hereof.  Each Credit Party represents to Agent and Arranger that it has not committed Agent or Arranger to the payment of any brokerage fee or commission in connection with this transaction. Whether any such claim is made against Agent, Arranger or any Lender by any broker, finder or agent or any other Person, the Credit Parties agree to indemnify, defend and hold Agent, Arranger and Lenders harmless against any such claim, at their own cost and expense, including Agent’s, Arranger’s and Lenders’ attorneys’ fees.  Each Credit Party further agrees that until any such claim or demand is adjudicated in Agent's or Arranger’s favor, as applicable, the amount claimed and/or demanded shall be deemed part of the Obligations secured by the Collateral.

Section 17.2         No Joint Venture.

Nothing contained herein is intended to permit or authorize any Credit Party to make any contract on behalf of Agent or Arranger, nor shall this Agreement be construed as creating a partnership, joint venture or making Agent or Arranger an investor in any Credit Party.

Section 17.3         Survival.

All covenants, agreements, representations and warranties made by the Credit Parties in the Loan Documents or made by or on its behalf in connection with the transactions contemplated hereunder shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Agent or on its behalf and the making by Lenders of the loans or advances to Borrower.  All statements contained in any certificate, statement or other document delivered by or on behalf of any Credit Party pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by such Credit Party.

Section 17.4         No Assignment by Borrower.

Borrower may not assign any of its rights hereunder without the prior written consent of Agent and all of the Lenders, and the Lenders shall not be required to lend hereunder except to Borrower as it presently exists.

Section 17.5         Assignment or Sale by Lenders.

(a)           Each Lender may, with the prior written consent (which consent shall not be unreasonably withheld or delayed) of the Agent and, provided no Event of Default has occurred and is continuing, the Borrower, assign all or a portion of its interest in the Loan Documents in the minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof; provided that such consent shall not be required if such assignment is to a Lender or an Affiliate of a Lender.  Subject to acceptance and recording thereof by the Agent pursuant to subparagraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.8, 4.11, 15.1, 15.3 and 17.17 hereof with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subparagraph (b) of this Section.

(b)           Each Lender may, without consent, participate all or a portion of its interest in the Loan Documents, provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the participant, agree to any amendment, modification or waiver with respect to any matters set forth in Section 17.9(b) (i)-(iv), (vii) and (viii) requiring the unanimous consent of the Lenders.

(c)          In connection with any such assignment or participation, each Lender may make available to any prospective purchaser, assignee or participant any information relative to the Credit Parties in its possession.  Any consent of the Agent and the Borrower required in accordance with Section 17.5(a) may not be unreasonably withheld or delayed.  All sales and assignments shall be made pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit C attached hereto and to the payment to the Agent of an administrative fee of $3,500 (except that no such administrative fee shall be payable (i) if such fee is waived by the Agent or (ii) in the case of an assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender). In connection with all assignments there shall be delivered to Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment and Assumption Agreement may be required to deliver pursuant to applicable laws.  As used in the preceding sentence, the term “Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

(d)           The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)           In addition to any other assignment or participation permitted pursuant to this Section 17.5, any Lender may assign, pledge and/or grant a security interest in all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between Borrower and such Lender, shall be relieved of any its obligations hereunder as a result of any such assignment and pledge, and provided further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

Section 17.6         Binding Effect.

This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 17.7         Severability.

The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

Section 17.8         No Third Party Beneficiaries.

The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.

Section 17.9         Modifications.

(a)           Subject to subsection (b) below, the Required Lenders may or, with the written consent of the Required Lenders, the Agent may, from time to time, (i) enter into with the Credit Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Lenders or of the Credit Parties hereunder or thereunder or (ii) waive or consent to the departure from, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences.

(b)           No modification of this Agreement or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.  Notwithstanding any other provision contained in any Loan Document, no amendment, modification, termination or waiver shall (i) decrease, forgive or postpone the payment of principal or interest (including without limitation the date when due), (ii) reduce any interest rate margin or any fee provided herein or reduce or forgive such payment or extend the due date of such payment, (iii) increase any Commitment, (iv) extend the Expiration Date, (v) modify the definition of “Required Lenders”, (vi) modify this Section 17.9, (vii) release the Trust from its obligations under any of the Loan Documents, (viii) release all or substantially all of the Guarantors from their obligations under the Loan Documents, (ix) modify any provision of this Agreement providing for the pro rata distribution of payments to Lenders and sharing provisions among Lenders; (x) release the Liens upon all or substantially all of the Collateral, (xi) modify the definitions of the terms “Borrowing Base” or “Appraised Value” or (xii) modify any voting rights of the Lenders, in each case, without the written consent of all the Lenders.

Section 17.10       Holidays.

If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

Section 17.11       Law Governing.

This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws thereof.

Section 17.12       Integration.

The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting the Lenders’ and Agent’s rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

Section 17.13       Exhibits and Schedules.

All exhibits and schedules attached hereto are hereby made a part of this Agreement.

Section 17.14       Headings.

The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

Section 17.15       Counterparts.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 17.16       Waiver of Right to Trial by Jury.

EACH OF THE CREDIT PARTIES, LENDERS AND AGENT WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF A CREDIT PARTY, A LENDER OR AGENT WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE CREDIT PARTIES, LENDERS AND AGENT AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE CREDIT PARTIES, LENDERS AND AGENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH CREDIT PARTY ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS SECTION.

Section 17.17       Payment of Expenses and Taxes.

Each of the Credit Parties agrees (a) to pay or reimburse the Agent and the Arranger for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Agent and the Arranger, (b) to pay or reimburse each Lender, the Agent and the Arranger for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, to the Arranger and to the Lenders, and (c) on demand, to pay, indemnify, and hold each Lender, the Agent and the Arranger harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Agent and the Arranger and their respective Affiliates, officers, directors and employees harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Loan Documents and any such other documents and the use, or proposed use, of proceeds of the Loans or the violation of, non-compliance with or liability under, any Environmental Requirement.  The agreements in this Section shall survive repayment of the Obligations.

Section 17.18       Right of Set-Off.

In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the applicable Credit Party, any such notice being expressly waived by the applicable Credit Party to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Credit Party, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of such Credit Party to such Lender hereunder and claims of every nature and description of such Lender against such Credit Party, in any currency, whether arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment.  The aforesaid right of set-off may be exercised by such Lender against the applicable Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of such Credit Party, or against anyone else claiming through or against such Credit Party or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default.  Each Lender agrees promptly to notify the applicable Credit Party and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 17.19       Patriot Act Notice.

Each Lender and the Agent (for itself and not on behalf of any other party) hereby notifies the Credit Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender or the Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act.

Section 17.20       Confidentiality.

The Agent, the Arranger and each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, affiliates, auditors or counsel who have a need to know or to another Lender) any information received from any of the Credit Parties or their Affiliates relating to the Credit Parties and their Affiliates or any of their respective businesses (other than any such information that is available to the Agent, the Arranger or any Lender on a non-confidential basis prior to disclosure by any of the Credit Parties or their Affiliates) and which is furnished pursuant to this Agreement, any other Loan Document, or in connection with the transactions contemplated hereby or thereby, or any documents contemplated by or referred to herein or therein; provided that, with respect to information received from any of the Credit Parties or their Affiliates after the date hereof, such information is clearly identified at the time of delivery as “confidential” (the “Information”), except that the Agent, the Arranger and any Lender (each, solely for purposes of this paragraph, a “Disclosing Party”) may disclose any such Information:  (a) as has become generally available to the public other than by a breach of this Section, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Disclosing Party or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the Office of the Comptroller of the Currency or the National Association of Insurance Commissioners or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Disclosing Party; provided that such Disclosing Party shall give the Borrower written notice prior to making any disclosure pursuant to this subsection (c), (d) to (i) any prospective participant or assignee in connection with any contemplated transfer pursuant to Section 17.5 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower; provided that such prospective transferee or swap or derivative counterparty shall have been made aware of this Section and shall have agreed in writing to be bound by its provisions as if it were a party to this Agreement, with a copy of such written agreement to be provided to Borrower upon written request, (e) to bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Agreement customarily found in such publications, (f) to the Affiliates, partners, directors, officers, employees, agents, advisors and other representatives of Agent, Arranger, and each of the Lenders, (g) to the extent requested by any Governmental Authority or regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (h) to any party to this Agreement, (i) with the consent of the Borrower, (j) to the extent such Information becomes available to the Agent, the Arranger or any Lender or any of their respective Affiliates on a non-confidential basis from a source other than a Credit Party or an Affiliate of a Credit Party, and (k) in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with the Loan Documents or any Hedging Agreement.

Section 17.21       No Fiduciary Duty.

Agent, Arranger, each Lender and their respective Affiliates may have economic interests that conflict with those of the Credit Parties, holders of their Capital Stock and/or their Affiliates.  Each Credit Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any of the Agent, the Arranger or any Lender, on the one hand, and such Credit Party, holders of its Capital Stock or its Affiliates, on the other.  The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Agent, the Arranger and each of the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) none of the Agent, the Arranger or any Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, holders of its Capital Stock or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether the Agent, the Arranger or any Lender has advised, is currently advising or will advise any Credit Party, holders of its Capital Stock or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Loan Documents and (y) the Agent, the Arranger and each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person.  Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Credit Party agrees that it will not claim that the Agent, the Arranger or any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:

HERSHA HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership

By:	Hersha Hospitality Trust, a Maryland Real Estate Investment Trust, General Partner

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Chief Financial Officer

GUARANTORS:

HERSHA HOSPITALITY TRUST, A Maryland Real Estate Investment Trust

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Chief Financial Officer

2844 ASSOCIATES, a Pennsylvania limited partnership

By:	Hersha Hospitality, LLC, a Virginia limited liability company, its general partner

By:	Hersha Hospitality Limited Partnership, A Virginia limited partnership, Its managing member

By:	Hersha Hospitality Trust, a Maryland Business trust, its sole general partner

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Chief Financial Officer

44 NEW ENGLAND MANAGEMENT COMPANY, a Virginia corporation

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Vice President

HHLP VALLEY FORGE ASSOCIATES, a Pennsylvania limited partnership

By:	Hersha Hospitality, LLC, a Virginia limited liability company, its general partner

By:	Hersha Hospitality Limited Partnership, A Virginia limited partnership, Its managing member

By:	Hersha Hospitality Trust, a Maryland Business trust, its sole general partner

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Chief Financial Officer

HERSHA HOSPITALITY, LLC, a Delaware limited liability company

By:	Hersha Hospitality Limited Partnership, A Virginia limited partnership, Its sole member

By:	Hersha Hospitality Trust, a Maryland Business trust, its sole general partner

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Chief Financial Officer

AFFORDABLE HOSPITALITY ASSOCIATES, L.P., a Pennsylvania limited partnership

By:	Race Street, LLC, a Pennsylvania limited liability company, its general partner

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Manager

RACE STREET, LLC, a Pennsylvania limited liability company

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Manager

PHILLY ONE TRS, LLC, a Pennsylvania limited liability company

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Manager

HHLP LANGHORNE TWO ASSOCIATES, LP, a Pennsylvania limited partnership

By:	HHLP Langhorne Two, LLC, A Pennsylvania limited liability company, its general partner

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Manager

HHLP LANGHORNE TWO, LLC, a Pennsylvania limited liability company

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Manager

HHLP NORWOOD ASSOCIATES, LLC, a Massachusetts limited liability company

By:	44 Norwood Managing Member, LLC A Massachusetts limited liability company, its Managing Member

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Manager

44 NORWOOD MANAGING MEMBER, LLC, a Massachusetts limited liability company

By:	/s/Ashish R. Parikh__________________________
Name:	Ashish R. Parikh
Title:	Manager

44 DARTMOUTH, LLC, a Delaware limited liability company

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Manager

44 HERSHA NORWICH ASSOCIATES, LLC, a Connecticut limited liability company

By:	44 Norwich Manager, LLC, a Delaware limited liability company, its Managing Member

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Manager

44 NORWICH MANAGER, LLC, a Delaware limited liability company

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Manager

44 NORWICH, LLC, a Delaware limited liability company

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Manager

3544 ASSOCIATES, a Pennsylvania limited partnership

By:	Hersha Hospitality Limited Liability Company – Danville, a Delaware limited liability company, its general partner

By:	Hersha Hospitality Limited Partnership, A Virginia limited partnership, Its managing member

By:	Hersha Hospitality Trust, a Maryland Business trust, its sole general partner

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Chief Financial Officer

HERSHA HOSPITALITY LIMITED LIABILITY COMPANY – DANVILLE, a Delaware limited liability company

By:	Hersha Hospitality Limited Partnership, A Virginia limited partnership, Its sole member

By:	Hersha Hospitality Trust, a Maryland Business trust, its sole general partner

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Chief Financial Officer

HERSHA CAMP SPRINGS ASSOCIATES, LLC, a Maryland limited liability company

By:	Hersha Camp Springs Managing Member, LLC, a Maryland limited liability company, its Managing Member

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Manager

HERSHA CAMP SPRINGS MANAGING MEMBER, LLC, a Maryland limited liability company

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Manager

HERSHA CAMP SPRINGS LESSEE, LLC, a Maryland limited liability company

By:	44 New England Management Company, a Virginia corporation, its sole member

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Vice President

RISINGSAM HOSPITALITY, LLC, a New York limited liability company

By:	Hersha Conduit Associates, LLC, a New York limited liability company, its Managing Member

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Manager

HERSHA CONDUIT ASSOCIATES, LLC, a New York limited liability company

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Manager

HHLP CONDUIT LESSEE, LLC, a New York limited liability company

By:	44 New England Management Company, a Virginia corporation, its sole member

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Vice President

HERSHA HOSPITALITY CONDUIT MANAGEMENT, L.P., a Pennsylvania limited partnership

By:	Hersha Hospitality Conduit Management Co., Inc., a Pennsylvania corporation, its sole general partner

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Vice President

HERSHA HOSPITALITY CONDUIT MANAGEMENT CO., INC., a Pennsylvania corporation

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Vice President

944 ASSOCIATES, a Pennsylvania limited partnership

By:	Hersha Hospitality Limited Liability Company – Carlisle, a Delaware limited liability company, its sole general partner

By:	Hersha Hospitality Limited Partnership, A Virginia limited partnership, Its sole member

By:	Hersha Hospitality Trust, a Maryland Business trust, its sole general partner

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Chief Financial Officer

HERSHA HOSPITALITY LIMITED LIABILITY COMPANY – CARLISLE, a Delaware limited liability company

By:	Hersha Hospitality Limited Partnership, A Virginia limited partnership, Its sole member

By:	Hersha Hospitality Trust, a Maryland Business trust, its sole general partner

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Chief Financial Officer

2144 ASSOCIATES - SELINSGROVE, a Pennsylvania limited partnership

By:	Hersha Hospitality Limited Liability Company – Carlisle, a Delaware limited liability company, its sole general partner

By:	Hersha Hospitality Limited Partnership, A Virginia limited partnership, Its sole member

By:	Hersha Hospitality Trust, a Maryland Business trust, its sole general partner

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Chief Financial Officer

HERSHA HOSPITALITY LIMITED LIABILITY COMPANY – SELINSGROVE, a Delaware limited liability company

By:	Hersha Hospitality Limited Partnership, A Virginia limited partnership, Its sole member

By:	Hersha Hospitality Trust, a Maryland Business trust, its sole general partner

By:	/s/Ashish R. Parikh
Name:	Ashish R. Parikh
Title:	Chief Financial Officer

HHLP DUO THREE ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP Duo Three Manager, LLC, its Manager

By:	/s/Ashish R. Parikh
Ashish R. Parikh, Manager

HHLP DUO THREE MANAGER, LLC, a Delaware limited liability company

By:	/s/Ashish R. Parikh
Ashish R. Parikh, Manager

HHLP DUO THREE LESSEE, LLC, a Delaware limited liability company

By:	44 NEW ENGLAND MANAGEMENT COMPANY, a Virginia corporation, its managing member

By:	/s/Ashish R. Parikh
Ashish R. Parikh
Vice President

HHLP DC CONVENTION CENTER ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP DC Convention Center Manager, LLC, a Delaware limited liability company, its Manager

By:	/s/Ashish R. Parikh
Ashish R. Parikh, Manager

HHLP DC CONVENTION CENTER MANAGER, LLC, a Delaware limited liability company

By:	/s/Ashish R. Parikh
Ashish R. Parikh, Manager

HHLP DC CONVENTION CENTER LESSEE, LLC, a Delaware limited liability company

By:	/s/Ashish R. Parikh
Ashish R. Parikh, Manager

HERSHA HOSPITALITY MANAGEMENT, LP, a Pennsylvania limited partnership

By:	Star HHM GP, L.L.C., a Pennsylvania limited liability company, its sole general partner

By:	/s/Naveen Kakarla
Name:	Naveen Kakarla
Title:	President

Star HHM GP, L.L.C., a Pennsylvania limited liability company

By:	/s/Naveen Kakarla
Name:	Naveen Kakarla
Title:	President

AGENT AND LENDER:

TD BANK, N.A.

By:	/s/Thomas E. Lunny
Thomas E. Lunny
Vice President

ARRANGER:

TD SECURITIES (USA) LLC

By:	/s/Glenn Stylides
Glenn Stylides
Director

[Signatures continued on following page]

LENDERS:

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/Peter J. Ostrowski
Peter J. Ostrowski
Vice President

RAYMOND JAMES BANK, FSB

By:	/s/Steven Paley
Steven Paley
Vice President

BARCLAYS BANK PLC

By:	/s/Craig J. Malloy
Craig J. Malloy
Director

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/Joanna Soliman
Joanna Soliman
Vice President

[Signatures continued on following page]

GOLDMAN SACHS BANK USA

By:	/s/Mark Walton
Mark Walton
Authorized Signatory

BANK OF AMERICA, N.A.

By:	/s/Lesa J. Butler
Lesa J. Butler
Senior Vice President

MORGAN STANLEY BANK, N.A.

By:	/s/Ryan Vetsch
Ryan Vetsch
Authorized Signatory

THE PROVIDENT BANK

By:	/s/Nadia Nedelcheva
Nadia Nedelcheva
Vice President

[Signatures continued on following page]

SOVEREIGN BANK

By:	/s/Steven M. Weidman
Steven M. Weidman
Senior Vice President

UBS LOAN FINANCE LLC

By:	/s/Robert Reuter
Robert Reuter
Managing Director

SCHEDULE A

(Committed Amounts and Commitment Percentages of Lenders)

SCHEDULE B

(Net Unencumbered Asset Value of Borrower Properties)

SCHEDULE 1.1(a)

(Mortgaged Properties)

a.	Holiday Inn Express and Suites, 5680 Allentown Boulevard, Harrisburg, PA
b.	Hyatt Place, 440 American Avenue, King of Prussia, PA
c.	Hampton Inn, 1301 Race Street, Philadelphia, PA
d.	Residence Inn, 15 Cabot Boulevard East, Langhorne, PA
e.	Residence Inn, 275 Norwood Park South, Norwood, MA
f.	Holiday Inn, 10 Laura Boulevard, Norwich, CT
g.	Hampton Inn, 97 Old Valley School Road, Danville, PA
h.	Holiday Inn Express, 5001 Mercedes Boulevard, Camp Springs, MD
i.	Sheraton JFK Hotel, 132-26 South Conduit Avenue, Jamaica, NY
j.	Hampton Inn, 7 Hampton Court, Carlisle, PA
k.	Hampton Inn, 3 Stetler Avenue, Shamokin Dam (Selinsgrove), PA
l.	Holiday Inn Express, Times Square, 343 W. 39th Street, New York, NY
m.	Hampton Inn, 901 6th Street, NW, Washington DC

SCHEDULE 1.1(b)

Mortgaged Property	Entity Name

Holiday Inn Express and Suites, 5680 Allentown Boulevard, Harrisburg, PA	2844 Associates (a limited partnership)
Hersha Hospitality, LLC
44 New England Management Company

Hyatt Place, 440 American Avenue, King of Prussia, PA	HHLP Valley Forge Associates, LP
Hersha Hospitality, LLC
44 New England Management Company

Hampton Inn, 1301 Race Street, Philadelphia, PA	Affordable Hospitality Associates, LP
Race Street, LLC
Philly One TRS, LLC

Residence Inn, 15 Cabot Boulevard East, Langhorne, PA	HHLP Langhorne Two Associates, LP
HHLP Langhorne Two, LLC
44 New England Management Company

Residence Inn, 275 Norwood Park South, Norwood, MA	HHLP Norwood Associates, LLC
44 Norwood Managing Member, LLC
44 Dartmouth, LLC

Holiday Inn, 10 Laura Boulevard, Norwich, CT	44 Hersha Norwich Associates, LLC
44 Norwich Manager, LLC
44 Norwich, LLC

Hampton Inn, 97 Old Valley School Road, Danville, PA	3544 Associates, LLC
Hersha Hospitality Limited Liability Company - Danville
44 New England Management Company

Holiday Inn Express, 5001 Mercedes Boulevard, Camp Springs, MD	Hersha Camp Springs Associates, LLC
Hersha Camp Springs Managing Member, LLC
Hersha Camp Spring Lessee, LLC

Sheraton JFK Hotel, 132-26 South Conduit Avenue, Jamaica, NY	Risingsam Hospitality, LLC
Hersha Conduit Associates, LLC
HHLP Conduit Lessee, LLC

Hampton Inn, 7 Hampton Court, Carlisle, PA	944 Associates
Hersha Hospitality Limited Liability Company-Carlisle
44 New England Management Company

Hampton Inn, 3 Stetler Avenue, Shamokin Dam (Selinsgrove), PA	2144 Associates – Selinsgrove
Hersha Hospitality Limited Liability Company-Selisgrove
44 New England Management Company

Holiday Inn Express – Times Square, 343 W. 39th Street, New York, NY	HHLP Duo Three Associates, LLC
HHLP Duo Three Manager, LLC
HHLP Duo Three Lessee, LLC

Hampton Inn, 901 6th Street, NW, Washington DC	HHLP DC Convention Center Associates, LLC
HHLP DC Convention Center Manager, LLC
HHLP DC Convention Center Lessee, LLC

SCHEDULE 1.1(c)

(Letters of Credit)

SCHEDULE 5.3

(Ownership Interests)

SCHEDULE 5.4

(Subsidiaries)

(see attached)

SCHEDULE 5.7

(Pending Litigation)

SCHEDULE 5.13

(Addresses)

Hersha Hospitality Limited Partnership
44 Hersha Drive
Harrisburg, Pennsylvania 17102

Hersha Hospitality Limited Partnership
510 Walnut Street, 9th Floor
Philadelphia, PA 19106

Hersha Hospitality Limited Partnership
148 Sheraton Drive
New Cumberland, PA 17070

SCHEDULE 5.19

(Encumbrances)

SCHEDULE 5.20

(Environmental Matters)

NONE

SCHEDULE 5.21

(Insurance)

(see attached certificates)

SCHEDULE 5.27

(Deposit Accounts)

SCHEDULE 6.10

(Environmental Site Assessment Reports to be updated)

a.Holiday Inn Express and Suites, 5680 Allentown Boulevard, Harrisburg, PA

b.	Hyatt Place, 440 American Avenue, King of Prussia, PA
c.	Hampton Inn, 1301 Race Street, Philadelphia, PA
d.	Residence Inn, 15 Cabot Boulevard East, Langhorne, PA
e.	Residence Inn, 275 Norwood Park South, Norwood, MA
f.	Holiday Inn, 10 Laura Boulevard, Norwich, CT
g.	Hampton Inn, 97 Old Valley School Road, Danville, PA
h.	Holiday Inn Express, 5001 Mercedes Boulevard, Camp Springs, MD
i.	Sheraton JFK Hotel, 132-26 South Conduit Avenue, Jamaica, NY

SCHEDULE 8.1

(Indebtedness)

SCHEDULE 8.7

(Advances, Investments and Loans)

SCHEDULE 8.13

(Limitation on Restricted Actions)

SCHEDULE 9.7

(Earnings Report)

EXHIBIT A

FORM OF LINE NOTE

$	[Date]

FOR VALUE RECEIVED, the undersigned, HERSHA HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership (“Borrower”), promises to pay to the order of _____________________ (“Bank”), at the place and times provided in the Revolving Credit Loan Agreement of even date herewith among Borrower, Hersha Hospitality Trust, as Guarantor, the other Guarantors party thereto, and Bank and the other Lenders party thereto (the “Loan Agreement”), the principal sum of _________________ Dollars ($______________) or, if less, the aggregate principal amount (as shown by Bank’s records which shall constitute prima facie evidence thereof) outstanding under the Line (as such term is defined in the Loan Agreement) extended by Bank to Borrower pursuant to the Loan Agreement, such principal sum, together with any other sums that may be due hereunder, unless sooner paid as required by the terms of the Loan Agreement, to be paid in full upon the Expiration Date.

[This Note and the other Line Notes collectively amend and restate that certain Revolving Line of Credit Note dated _________________ by Maker in favor of Bank in the principal amount of $____,000,000 (the “Original Note”).  The indebtedness evidenced by the Original Note has not been repaid, discharged, extinguished or satisfied, but the terms of the Original Note have been amended and restated in their entirety as set forth herein and are superseded by the terms hereof and all of such indebtedness for all purposes is continued, replaced and substituted and shall constitute indebtedness outstanding under the Line Notes].

Borrower further promises to pay to the order of Bank interest on the unpaid principal amount of the Line from the respective dates on which portions of the Line are disbursed until such principal amounts have been repaid in full, at the rates provided in the Loan Agreement.

Upon the Expiration Date, as well as upon the occurrence of an Event of Default (as such term is defined in the Loan Agreement), until final payment of all sums owed under this Note, the outstanding principal balance and all other sums due hereunder shall bear interest payable on demand at a rate which is three percent (3%) in excess of the highest applicable FBR Interest Rate Option or LIBOR Interest Rate Option, as applicable, as the same may change from time to time (“Default Rate”).  Notwithstanding the provisions of 42 Pa.C.S.A. §8101, or any other statute or regulation to the contrary, the Default Rate shall apply to all sums evidenced hereby as set forth above, including after entry of a judgment or judgments against Borrower, and said judgment or judgments shall bear interest at the Default Rate until satisfied in full.

In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrower. Such refund will be made by application of the excess amount of interest paid against any sums outstanding hereunder and will be applied in such order as Bank may determine. If the excess amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Bank. Any such crediting or refunding will not cure or waive any default by Borrower. Borrower agrees, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

All payments of principal and interest and all other amounts due hereunder shall be made without set-off, counterclaim, deduction or withholding for any reason whatsoever.

In the event that any scheduled payment of principal or interest or any other amount due hereunder shall be overdue for a period in excess of ten (10) days after the same shall become due, Borrower shall pay to Bank a late charge of five percent (5%) of the overdue amount to cover the additional expense incident to such delinquency.

This Note is one of the Line Notes referred to in, is issued pursuant to, and is payable in accordance with the Loan Agreement the terms and conditions of which are incorporated herein by reference. Reference is made to the Loan Agreement as to rights and obligations of prepayment. The holder of this Note is entitled to all the benefits of the Loan Agreement.

From the Expiration Date, as well as upon the occurrence, and only during the continuance, of any Event of Default (after all applicable grace and cure periods) set forth in the Loan Agreement (including, without limitation, the failure by the Borrower to pay any installment of interest on this Note when due), the entire unpaid balance of principal and interest of this Note shall, at the option of Bank, be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived by Borrower to the extent waiveable under applicable law or public policy, and Bank may forthwith exercise or cause to be exercised the warrant of attorney to confess judgment set forth herein, in addition to such rights and remedies as may herein be provided or any of the rights or remedies provided in the Loan Documents (as such term is defined in the Loan Agreement), or which may be available to Bank by law, without further stay, any law, usage or custom to the contrary notwithstanding.

BORROWER DOES HEREBY AUTHORIZE AND EMPOWER THE CLERK OF COURT OR ANY ATTORNEY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AFTER THE OCCURRENCE AND ONLY DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER AND IN FAVOR OF BANK, ITS SUCCESSORS OR ASSIGNS, AS OF ANY TERM, PAST, PRESENT OR FUTURE, WITH OR WITHOUT DECLARATION, FOR EACH AND ALL OF THE FOLLOWING:

(A)          THE UNPAID PRINCIPAL SUM EVIDENCED BY THIS NOTE WITH ALL OF THE ACCRUED AND UNPAID INTEREST HEREON, WHETHER BASIC INTEREST, DEFAULT INTEREST AT THE DEFAULT RATE, OR BOTH, AS HEREIN PROVIDED;

(B)           ALL OTHER SUMS AS ARE DUE AND PAYABLE TO BANK UNDER THE TERMS OF THIS NOTE OR UNDER THE TERMS OF THE LOAN DOCUMENTS, WHETHER BY ACCELERATION OR OTHERWISE;

(C)           THE AGGREGATE OF ALL SUMS EXPENDED BY BANK AT ANY TIME AND FROM TIME TO TIME, WHETHER PERMITTED UNDER THE TERMS OF THE LOAN DOCUMENTS, PERMITTED BY LAW, OR PERMITTED BY STATUTE, (i) TO EXTINGUISH OR KEEP CURRENT, AS THE CASE MAY BE, ENCUMBRANCES AND LIENS ON THE COLLATERAL (AS SUCH TERM IS DEFINED IN THE LOAN AGREEMENT), (ii) TO PRESERVE, PROTECT, DEFEND AND MAINTAIN THE COLLATERAL, TO PRESERVE, RESTORE AND MAINTAIN THE COLLATERAL, TO PAY INSURANCE PREMIUMS OF ANY NATURE BENEFITTING OR RELATING TO THE COLLATERAL, (iii) TO PRESERVE, PROTECT, DEFEND AND MAINTAIN THE LIEN PRIORITY OF THE BANK'S SECURITY INTEREST IN THE COLLATERAL, AND/OR (iv) DUE TO AN EVENT OF DEFAULT UNDER THIS NOTE OR UNDER THE LOAN DOCUMENTS; AND

(D)          THE COSTS OF SUIT AND AN ATTORNEY'S FEE OF FIVE PERCENT (5%) OF THE SUM OF ALL OF THE ITEMS (A), (B) AND (C) ABOVE FOR COLLECTION, WITH RELEASE OF ALL ERRORS, AND ON WHICH JUDGMENT BANK MAY ISSUE OR CAUSE TO BE ISSUED AN EXECUTION OR EXECUTIONS, WAIVING (TO THE EXTENT WAIVEABLE UNDER APPLICABLE LAW OR PUBLIC POLICY) (X) APPRAISEMENT AS TO ANY PROPERTY LEVIED UPON BY VIRTUE OF ANY SUCH EXECUTION, (Y) ANY RIGHT TO A HEARING BEFORE EXECUTION ON ANY SUCH JUDGMENT, AND (Z) ALL EXEMPTIONS FROM LEVY AND SALE OF ANY PROPERTY WHICH NOW OR HEREAFTER IS EXEMPT UNDER ANY ACT OF THE STATE WHEREIN THE JUDGMENT IS ENTERED.  NO SINGLE EXERCISE OF THIS WARRANT AND POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THIS POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE STRICKEN, VACATED, REMOVED OR OTHERWISE HELD BY ANY COURT TO BE INVALID, VOIDABLE OR VOID, BUT THIS POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS PAYEE SHALL ELECT UNTIL THIS NOTE AND ALL SUMS DUE HEREUNDER SHALL BE PAID IN FULL, AND BORROWER HAS PERFORMED ALL OF THE OTHER PROVISIONS THEREUNDER AND/OR UNDER THE TERMS OF THE OTHER LOAN DOCUMENTS. BORROWER HEREBY AUTHORIZES BANK TO RE-ASSESS DAMAGES FROM TIME TO TIME AND AS OFTEN AS BANK DEEMS NECESSARY SO THAT ANY AND ALL JUDGMENTS CONFESSED HEREUNDER SHALL INCLUDE ALL SUMS LISTED UNDER SUBPARAGRAPHS (A) THROUGH (D) ABOVE AS THE SAME ARE INCURRED FROM TIME TO TIME, EVEN AFTER ENTRY OF JUDGMENT UNDER THIS WARRANT OF ATTORNEY.

All written notices to be given by either party to the other shall be sent in accordance with the provisions of the Loan Agreement.

Borrower consents to the in personam jurisdiction of the courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania in connection with any claim or dispute arising under or in connection with this Note. If any action in connection with any such claim is commenced by the Bank against Borrower in any such court, Borrower also agrees that service of process may be made on Borrower by certified or registered mail addressed to Borrower at its address specified in the Loan Agreement.

Borrower, and the Bank by its acceptance of this Note, waive trial by jury in any action by or against the Borrower or the Bank, as the case may be, in connection with any claim or dispute arising under or in connection with this Note or any other instrument or document delivered hereunder.

This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Except where the context otherwise requires, the term “Bank” shall be deemed to include any subsequent holder of this Note.

This Note shall be binding upon Borrower and its successors and permitted assigns and shall inure to the benefit of Lender and its successors and assigns.

BORROWER ACKNOWLEDGES THAT THIS NOTE IS ACCOMPANIED BY AN AUTHORIZATION TO CONFESS JUDGMENT, THAT IT HAS CONSULTED LEGAL COUNSEL WITH RESPECT THERETO (OR KNOWINGLY WAIVED ITS RIGHT TO DO SO), AND THAT IT UNDERSTANDS THAT THE EXERCISE BY BANK OF THE CONFESSION WILL RESULT IN THE ENTRY OF A JUDGMENT AGAINST BORROWER AND COULD RESULT IN THE SALE OR ATTACHMENT OF, OR EXECUTION UPON, BORROWER'S PROPERTY (INCLUDING WITHOUT LIMITATION PERSONAL PROPERTY AND REAL PROPERTY) IN EACH CASE WITHOUT PRIOR NOTICE OR THE OPPORTUNITY FOR A HEARING.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note as of the date first written above.

HERSHA HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership

By:	Hersha Hospitality Trust, a Maryland Real Estate Investment Trust, General Partner

By:	/s/Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer

EXHIBIT B

(Form of Line Request)

LINE REQUEST

Dated: ______________

TD Bank, N.A.
2005 Market Street
Philadelphia, PA  19103
Attention:
Facsimile: (215)

Ladies and Gentlemen:

This irrevocable Line Request is delivered to you pursuant to Section [2.1] [2.2] of the Revolving Credit Loan Agreement dated _______________, 2010 (as amended, restated or otherwise modified, the “Credit Agreement”), among Hersha Hospitality Limited Partnership (the “Borrower”), Hersha Hospitality Trust, TD Bank, N.A., in its capacity as Agent (the “Agent”) for the banks and other financial institutions from time to time signatory thereto (the “Lenders”) and the Lenders.  All terms used in this Request which are defined in the Credit Agreement and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

1.           The Borrower hereby requests that the Lenders [make a Loan] [_____ issue a Letter of Credit].

2.           The Borrower hereby requests that the Lenders [make such advance] [issue such Letter of Credit] to the Borrower in the amount of $___________.

3.           The Borrower hereby requests that such [advance be made] [Letter of Credit be issued] on the following Business Day: _____________________.

4.           The Borrower hereby requests that the advance be a [ ____Prime Rate Loan] [____LIBOR Rate Loan (with an Interest Period of ___(30) _____(60) _____(90) days).]

5.           The Credit Parties are, and following receipt of the requested Advance will be, in compliance with Sections 2.1, 2.2 and Article XI of the Credit Agreement.

6.           The representations and warranties set forth in Article V of the Credit Agreement are true and correct (except to the extent that (a) such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (b) any such representation or warranty that has been rendered incorrect or incomplete as a result of any action permitted, in writing, by the Required Lenders to be taken or omitted pursuant to the terms of this Agreement.

7.           No Default or Event of Default under the Credit Agreement has occurred and is continuing.

IN WITNESS WHEREOF, the undersigned has executed this Line Request as of the day and year first written above.

BORROWER:
HERSHA HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership

By:	Hersha Hospitality Trust, a Maryland Real Estate Investment Trust, General Partner

By:
Name:
Title:

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

Dated: _________

Reference is hereby made to that certain Revolving Credit Loan Agreement, dated as of _______________, 2010 (as amended, restated, supplemented or otherwise modified, the “Loan Agreement”), among Hersha Hospitality Limited Partnership, a Virginia limited partnership, as Borrower (the “Borrower”), Hersha Hospitality Trust, a Maryland real estate investment trust, as Guarantor, each of the other Guarantors parties thereto (collectively, the “Guarantors”) (Borrower and Guarantors, each together with its respective successors and/or assigns, the “Credit Parties”), TD Bank, N.A., in its capacity as Administrative Agent (the “Agent”) for the banks and other financial institutions from time to time signatory thereto (the “Lenders”) and the Lenders from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Loan Agreement.

                            (the “Assignor”) and   (the “Assignee”) agree as follows:

1.           The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Transfer Effective Date (as defined below), pursuant to, and authorized by, Section 17.5 of the Loan Agreement, a ____% interest in and to all of the Assignor’s interest, rights and obligations with respect to its Commitment and Loans, and the Assignor thereby retains ____% of its interest therein.

2.           The Assignor represents that, as of the date hereof, its pro rata share of the Commitment (without giving effect to assignments thereof which have not yet become effective) is ____%, and its outstanding balance of the Loan (unreduced by any assignments thereof which have not yet become effective) is $_________________.

3.           The Assignor:

(a)           makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim;

(b)           makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Credit Parties or the performance or observance by the Credit Parties of any of their obligations under the Loan Agreement or any other instrument or document furnished or executed pursuant thereto; and

(c)           as applicable, attaches the Note(s) delivered to it under the Loan Agreement and requests that the Borrower exchange such Note(s) for new Note(s) payable to each of the Assignor and the Assignee as follows:

Note:	Payable to the Order of:	Principal Amount of:

4.           The Assignee: (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor or any other Lender or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Loan Agreement and the other Loan Documents are required to be performed by it as a Lender.

5.           Subject to any consents required by the Loan Agreement, the effective date for this Assignment and Acceptance shall be as set forth in Section 1 of Schedule 1 hereto (the “Transfer Effective Date”).  Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for consent by the Agent.

6.           Upon such consent, acceptance and recording, and the payment to Agent of any administrative fee in connection therewith, from and after the Transfer Effective Date: (a) the Assignee shall be a party to the Loan Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such Loan Document; and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents.

7.           Upon such consent, acceptance and recording, from and after the Transfer Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee.  The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Transfer Effective Date or with respect to the making of this assignment directly between themselves.

8.           THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed under seal by their duly authorized officers as of the day and year first written above.

[ASSIGNOR:]

By:
Name:
Title:

[ASSIGNEE:]

By:
Name:
Title:

Consented to and Accepted by:

TD BANK, N.A., as Agent

By:_________________________
Name:
Title:

Consented to and Accepted by:

HERSHA HOSPITALITY LIMITED PARTNERSHIP,
a Virginia limited partnership

By:           Hersha Hospitality Trust, a Maryland Real Estate
    Investment Trust, General Partner

By: __________________________________
Ashish R. Parikh
Chief Financial Officer

SCHEDULE 1
TO
ASSIGNMENT AND ACCEPTANCE

1.	Transfer Effective Date ___________ ____, ______

2.	Outstanding principal amount of Loans on the Effective Date: $ ____________

3.	TheAssignor’s pro rata share:

(a)	prior to the Transfer Effective Date, of the Commitment and Loans: _____________ %

(b)	as of the Transfer Effective Date, of the Commitment and the Loans: _____________ %

4.	As of the Transfer Effective Date, theAssignee’s pro rata share of the Commitment and the Loans: _____________ %

5.	As of the Transfer Effective Date, theAssignor’s retained interest in the outstanding balance of the Loans: $ ____________

6.	As of the Transfer Effective Date, theAssignee’s interest in the outstanding balance of the Loans: $ ____________

7.	Payment Instructions

(a)	If payable to Assignor, to the account of Assignor to:

ABA No.:
Account Name:
Account No.:
Attn:
Ref:

(b)	If payable to Assignee, to the account of Assignee to:

ABA No.:
Account Name:
Account No.:
Attn:
Ref: